I.H.F.&S. Multiple Occupancy Net Lease                                      6/00

      This Lease, dated the ____________ day of _____________ 2001 __________, between TWO SEVENTY - M - EDISON, a New Jersey general partnership having an office at 205 Mill Road, Edison, New Jersey 08837 (hereinafter designated as "Landlord"), and UNITED NATURAL TRADING CO., a Delaware corporation, d/b/a HERSHEY IMPORT CO., INC., having an office at 700 East Lincoln Avenue, Rahway, New Jersey 07065 (hereinafter designated as "Tenant").

                              W I T N E S S E T H:

      FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

                         ARTICLE I - DEMISE and PREMISES

      Section 1.01. Demise and Premises. Landlord does hereby demise and lease to Tenant and Tenant does hereby take and hire from Landlord a portion of all that certain tract or parcel of land, together with the building and improvements (the building and improvements being leased to Tenant hereunder collectively hereinafter designated as the "Building") erected thereon by Landlord, as provided herein, situate, lying and being in the Township of Edison, County of Middlesex, State of New Jersey and shown on the plan(s) designated Exhibit A, annexed hereto and made a part hereof, the lands aforesaid being more particularly described on Exhibit B annexed hereto and made a part hereof, together with the fixtures and equipment therein and the appurtenances now or hereafter belonging or pertaining thereto (all referred to hereinafter as the "Demised Premises" or the "Premises"), subject to the use, by various tenants of the building of which the Demised Premises forms a part, of Common Drive Easement Area 'A', Common Drive Easement Area 'B' and Common Drive Easement Area 'C', as shown on Exhibit A, and further subject to the use, by various tenants of a building on the adjacent parcel, of Common Drive Easement Area 'A' and Common Drive Easement Area 'B'.

      TO HAVE AND TO HOLD for the Term and at the rents as herein provided, subject to the terms, covenants and conditions herein contained which each of the parties hereto expressly covenants and agrees to keep, perform and observe.

                       ARTICLE II - TERM and COMMENCEMENT

      Section 2.01. Term and Commencement.

      (a) Term. The term of this Lease is five (5) years ("Term").

      (b) Commencement of Term. The Term shall commence on April 1, 2002 (hereinafter designated as "Commencement Date") and shall terminate at 5:00 P.M. (prevailing time) on March 31, 2007.

      (c) Commencement Date Agreement. Within ten (10) days after the request of either party, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an agreement, in recordable form, setting forth the Commencement Date.

      Section 2.02. Right of Renewal. Provided this Lease is not in default, the Tenant is granted a right of renewal of this Lease as follows: At the option of the Tenant, the Term of this Lease may be extended for two (2) renewal period(s) of three (3) years and two (2) years respectively, each by written notice to the Landlord at least six (6) months prior to the expiration of the Term, or any renewal Term thereof, as the Lease may be. Upon valid exercise of any such rights of renewal, the terms of this Lease shall remain in full force and effect except that Basic Rent shall be as stipulated in Section 5.03 and the Term shall include the exercised renewal term.

I.H.F.&S. M.O.N.L.                                                          2/99

                               ARTICLE III - PLANS

      Section 3.01. Plans. The parties hereto have approved plans of the Building (hereinafter called "Plans") prepared by Abraham Hertzberg, Consulting Engineer, P.C (hereinafter called "Architect") and attached hereto as Exhibit A.

      It is to be noted that the Demised Premises consist of a portion of the one-story building which encloses a total area of 270,000 square feet. The portion of said building demised by said Lease as shown on the Plans comprises 110,125 square feet.

      The Demised Premises also include the land under the portion of the building aforesaid, as well as land outside of the building area within the "Lease Line" as shown on Exhibit A. The Demised Premises are more particularly described in Exhibit B.

      Section 3.02. Work To Be Performed By Landlord. Landlord represents that it will perform certain "Work To Be Performed By Landlord" as specifically set forth on Exhibit A. Landlord shall perform such work in an expeditious manner and there shall be no reduction in Basic Rent or additional rent pending the completion of said work.

      Landlord represents that Items numbered 1 (office portions only), 5 through 9, 12, 13 and 19 of the Work To Be Performed, and the Special Tenant Improvements, as set forth in Section 28.02 below (all said work herein after known as "Office Work"), and Items numbered 1 (balance of work), 10, 11 and 18 shall be completed on or before April 15, 2002. All other items shall be completed on or before May 31, 2002.

                        ARTICLE IV - LANDLORD'S COVENANTS

      Section 4.01. No Waiver by Tenant. No act of Tenant, including the taking possession of the Demised Premises, shall constitute a waiver by Tenant of any of Landlord's obligations respecting the Building or to correct any defects in materials or workmanship as provided in this Lease.

      Section 4.02. Landlord's Covenants Regarding Construction. Landlord represents, warrants and covenants that on the Commencement Date:

      (i) The Building will be structurally safe and sound and that all parts thereof and all mechanical equipment therein (except such as may be installed by Tenant) will be in good working order;

      (ii) Liability of the Landlord as to the foregoing (i) shall be limited to one (1) year and to the extent set forth in Section 10.01; and

      (iii) All utilities serving the Demised Premises will have been installed and paid for.

                         ARTICLE V - RENT and PAYMENT

      Section 5.01. Rent During Term. Landlord reserves and Tenant covenants to pay to Landlord during the Term of this Lease without demand or notice, and without any setoff or deduction, a net basic rental (herein called "Basic Rent") in advance on the first day of each and every month, as follows:

      4/1/2002 - 3/31/2005    $385,437.50    payable    $32,119.79/month
      4/1/2005 - 3/31/2007    $423,981.25    payable    $35,331.77/month

      Notwithstanding the above, Tenant shall not be required to pay Basic Rent until the business day following Landlord's delivery of written notice that the Office Work has been substantially completed. Substantially Completed, as used in this Section, is intended to constitute that stage of completion which will permit the Tenant to use the office areas for their intended purpose without any substantial interference by reason of any failure of Landlord to finish punch list items.

      Section 5.02. Payment of Rent. The Basic Rent and all additional rents and moneys payable to Landlord under this Lease shall be paid at the above address of Landlord or at such other address or to any entity Landlord transfers the management of the real property leased hereunder to as may be specified by Landlord from time to time by notice given to Tenant.

      Section 5.03. Rent During Renewal Term(s). In the event the Tenant shall exercise the option(s) to renew this Lease for any of the renewal periods provided for in Section 2.02, the annual Basic Rent during each renewal period shall be adjusted for the applicable term thereof by multiplying $400,855.00 by the "Index Change" hereinafter defined, provided, however, that the Basic Rent during the renewal period(s) shall not be less than the Basic Rent paid upon expiration of the immediately preceding period.

      Section 5.04. The first monthly installment of Basic Rent shall be due and payable by Tenant on the Commencement Date. Subsequent monthly installments of Basic Rent shall be due and payable by Tenant on or before the first day of each month following the Commencement Date and continuing thereafter until the expiration of the Term. Basic Rent for the Fractional Month, if any, shall be prorated and shall be due and payable by Tenant on the first day of the month following the month in which the Commencement Date occurs.

      Upon the execution of this Lease, Tenant shall pay to Landlord a deposit in the amount of the first monthly installment of Basic Rent which deposit shall be held by Landlord as additional security for Tenant's performance of this Lease and applied by Landlord against the first monthly installment of Basic Rent due on the Commencement Date.

I.H.F.&S. M.O.N.L.                                                          2/99

                       ARTICLE VI - TAXES and IMPOSITIONS

      Section 6.01. Real Estate Taxes. Tenant shall pay to Landlord, as additional rent, its pro rata share of real estate taxes and assessments levied or assessed against the property of which the Demised Premises forms a part (hereinafter "Landlord's Property") and all those real estate taxes and assessments levied or assessed against the Demised Premises or any part thereof applicable to the period of time Tenant leases the Demised Premises, whether payable during the Term of the Lease, or subsequent to the expiration of this Lease. This obligation shall include those real estate taxes and assessments presently in effect, as well as those enacted in the future.

      Tenant acknowledges that Real Estate Taxes are currently payable to the local assessing authority on a quarterly basis and that such tax bills represent payment of Real Estate Taxes applicable to the quarter in which the bill is issued.

      Such payment as to all real estate taxes or assessments levied or assessed against Landlord's Property or the Demised Premises or any part thereof, shall be made by Tenant to Landlord within ten (10) days after Tenant's receipt of an invoice or statement from Landlord setting forth the amount of such taxes or assessments and Tenant's pro rata share thereof. Such invoice or statement shall include a copy of the Real Estate Tax bill or assessment for which Tenant is responsible.

      The real estate taxes and assessments aforesaid shall be apportioned by Landlord among tenants or users of Landlord's Property, including Landlord, to arrive at Tenant's pro rata share of real estate taxes and assessments. The computation of Tenant's pro rata share of taxes on land and buildings shall be made by multiplying the real estate taxes or assessments levied against the Landlord on Landlord's Property of which the Demised Premises forms a part by a fraction the numerator of which is the number of square feet of building premises demised to Tenant and the denominator of which is the total number of square feet in the building assessed by the taxing authorities. In the calculation of the total number of square feet of building premises demised to Tenant, finished space, i.e. offices, including toilet areas, shall be weighted in determination of the numerator in the fraction described in this subsection by doubling the square footage devoted to such finished space.

      To the extent that Tenant shall be liable for the payment of other taxes under this Article VI which may be assessed against Landlord or for which Landlord may become liable by reason of its estate or interest in the Demised Premises, Tenant shall pay its pro rata share thereof in accordance with the payment procedure set forth in the third paragraph of this Section 6.01.

      Section 6.02. Other Taxes and Payment Thereof. In addition to the pro rata taxes and assessments described in Section 6.01, Tenant shall pay pro rata in accordance with Section 6.01 for each and every item of expense in the nature of a tax or charge or assessment for which Landlord is or shall become liable by reason of its estate or interest in the Demised Premises, or any part thereof, including, without limiting the generality thereof, all personal property taxes, gross receipts taxes, use and occupancy taxes, and excise taxes levied or assessed against Landlord or Tenant by reason of the use, occupancy or any other activity by the Tenant in connection with the Demised Premises or any part thereof, or which may be levied or assessed or imposed upon any rents or rental income, as such, payable to Landlord or payable to Tenant from any subtenant in connection with the Demised Premises or any part thereof. There is expressly included among Tenant's obligations with respect to taxes and assessments as set forth in this Article any tax which may be levied against Landlord enacted as part of tax reform legislation in lieu of taxes presently levied against real estate or any portion thereof.

      Section 6.03. Certain Taxes Not Payable by Tenant. Tenant shall not be required to pay any of the following taxes or governmental impositions which shall be levied or imposed against Landlord by any governmental authority:

      (i) Any estate, inheritance, devolution. succession, transfer, legacy or gift tax which may be imposed upon or with respect to any transfer of Landlord's interest in the Demised Premises;

      (ii) Any capital stock tax or other tax imposed against Landlord for the privilege of doing business;

      (iii) Any income tax levied upon or against the profits of the Landlord from all sources.

      Section 6.04. Apportionment During First and Last Year of Term. Any bill for real estate taxes and assessments (including installments pursuant to Section 6.05 below) which includes a period of time within the Term and a period of time prior to the commencement of the Term or a period of time after the expiration of the Term shall be apportioned between Landlord and Tenant so that Tenant shall only be responsible for that portion of the bill that covers real estate taxes or assessments assessed for the period of time within the Term. Accordingly, Tenant shall remain responsible for any and all such bills issued after the Term of this Lease that are applicable to the period of time within the Lease Term.

      Section 6.05. Assessments Payable in Installments. Landlord agrees to exercise its option, if applicable, to pay any assessments levied by any governmental or municipal agency or authority (other than periodic real estate tax payments covered by Section 6.01 above) in annual installments.

      Tenant shall pay the installments within ten (10) days of its receipt of an invoice for same.

      Section 6.06. Contest. In the event Landlord contests any assessment for taxes or assessments by the taxing authorities of the Township of Edison Tenant agrees that Tenant will reimburse Landlord for its pro rata share of all costs of such appeal ("Tenant's Costs") within ten (10) days of Tenant's receipt of an invoice for same, except as set forth below. Such invoice shall include a copy of all the relevant supporting documentation.

      Notwithstanding the foregoing, Tenant's responsibility to pay Tenant's Costs shall be limited to an amount equal to Tenant's Savings in Real Estate Taxes. For the purpose of this Section 6.06, "Tenant's Savings" shall be equal to:

      Tenant's pro rata share of refunds obtained by Landlord as a result of such appeal; and/or the product of the assessed value of Landlord's Property prior to the appeal less the assessed value of Landlord's Property after the appeal multiplied by Tenant's pro rata share of real estate taxes and further multiplied by the tax rate (in each and every applicable year) used by Edison Township.

      In the event Tenant's Costs exceed Tenant's Savings, Tenant's Costs payable, in any one year, shall be limited Tenant's Savings for that year. In such event however, Landlord shall be permitted to invoice Tenant for such excess each and every year (limited in amount to that year's Tenant's Savings) until the earlier of:

      the end of Term (including any renewal periods); or

      Tenant has paid, in full, Tenant's Costs.

I.H.F.&S. M.O.N.L.                                                          2/99

                               ARTICLE III - PLANS

      Section 3.01. Plans. The parties hereto have approved plans of the Building (hereinafter called "Plans") prepared by Abraham Hertzberg, Consulting Engineer, P.C (hereinafter called "Architect") and attached hereto as Exhibit A.

      It is to be noted that the Demised Premises consist of a portion of the one-story building which encloses a total area of 270,000 square feet. The portion of said building demised by said Lease as shown on the Plans comprises 110,125 square feet.

      The Demised Premises also include the land under the portion of the building aforesaid, as well as land outside of the building area within the "Lease Line" as shown on Exhibit A. The Demised Premises are more particularly described in Exhibit B.

      Section 3.02. Work To Be Performed By Landlord. Landlord represents that it will perform certain "Work To Be Performed By Landlord" as specifically set forth on Exhibit A. Landlord shall perform such work in an expeditious manner and there shall be no reduction in Basic Rent or additional rent pending the completion of said work.

      Landlord represents that Items numbered 1 (office portions only), 5 through 9, 12, 13 and 19 of the Work To Be Performed, and the Special Tenant Improvements, as set forth in Section 28.02 below (all said work herein after known as "Office Work"), and Items numbered 1 (balance of work), 10, 11 and 18 shall be completed on or before April 15, 2002. All other items shall be completed on or before May 31, 2002.

                        ARTICLE IV - LANDLORD'S COVENANTS

      Section 4.01. No Waiver by Tenant. No act of Tenant, including the taking possession of the Demised Premises, shall constitute a waiver by Tenant of any of Landlord's obligations respecting the Building or to correct any defects in materials or workmanship as provided in this Lease.

      Section 4.02. Landlord's Covenants Regarding Construction. Landlord represents, warrants and covenants that on the Commencement Date:

      (i) The Building will be structurally safe and sound and that all parts thereof and all mechanical equipment therein (except such as may be installed by Tenant) will be in good working order;

      (ii) Liability of the Landlord as to the foregoing (i) shall be limited to one (1) year and to the extent set forth in Section 10.01; and

      (iii) All utilities serving the Demised Premises will have been installed and paid for.

                         ARTICLE V - RENT and PAYMENT

      Section 5.01. Rent During Term. Landlord reserves and Tenant covenants to pay to Landlord during the Term of this Lease without demand or notice, and without any setoff or deduction, a net basic rental (herein called "Basic Rent") in advance on the first day of each and every month, as follows:

      4/1/2002 - 3/31/2005    $385,437.50    payable    $32,119.79/month
      4/1/2005 - 3/31/2007    $423,981.25    payable    $35,331.77/month

      Notwithstanding the above, Tenant shall not be required to pay Basic Rent until the business day following Landlord's delivery of written notice that the Office Work has been substantially completed. Substantially Completed, as used in this Section, is intended to constitute that stage of completion which will permit the Tenant to use the office areas for their intended purpose without any substantial interference by reason of any failure of Landlord to finish punch list items.

      Section 5.02. Payment of Rent. The Basic Rent and all additional rents and moneys payable to Landlord under this Lease shall be paid at the above address of Landlord or at such other address or to any entity Landlord transfers the management of the real property leased hereunder to as may be specified by Landlord from time to time by notice given to Tenant.

      Section 5.03. Rent During Renewal Term(s). In the event the Tenant shall exercise the option(s) to renew this Lease for any of the renewal periods provided for in Section 2.02, the annual Basic Rent during each renewal period shall be adjusted for the applicable term thereof by multiplying $400,855.00 by the "Index Change" hereinafter defined, provided, however, that the Basic Rent during the renewal period(s) shall not be less than the Basic Rent paid upon expiration of the immediately preceding period.

      Section 5.04. The first monthly installment of Basic Rent shall be due and payable by Tenant on the Commencement Date. Subsequent monthly installments of Basic Rent shall be due and payable by Tenant on or before the first day of each month following the Commencement Date and continuing thereafter until the expiration of the Term. Basic Rent for the Fractional Month, if any, shall be prorated and shall be due and payable by Tenant on the first day of the month following the month in which the Commencement Date occurs.

      Upon the execution of this Lease, Tenant shall pay to Landlord a deposit in the amount of the first monthly installment of Basic Rent which deposit shall be held by Landlord as additional security for Tenant's performance of this Lease and applied by Landlord against the first monthly installment of Basic Rent due on the Commencement Date.

I.H.F.&S. M.O.N.L.                                                          2/99

                       ARTICLE VI - TAXES and IMPOSITIONS

      Section 6.01. Real Estate Taxes. Tenant shall pay to Landlord, as additional rent, its pro rata share of real estate taxes and assessments levied or assessed against the property of which the Demised Premises forms a part (hereinafter "Landlord's Property") and all those real estate taxes and assessments levied or assessed against the Demised Premises or any part thereof applicable to the period of time Tenant leases the Demised Premises, whether payable during the Term of the Lease, or subsequent to the expiration of this Lease. This obligation shall include those real estate taxes and assessments presently in effect, as well as those enacted in the future.

      Tenant acknowledges that Real Estate Taxes are currently payable to the local assessing authority on a quarterly basis and that such tax bills represent payment of Real Estate Taxes applicable to the quarter in which the bill is issued.

      Such payment as to all real estate taxes or assessments levied or assessed against Landlord's Property or the Demised Premises or any part thereof, shall be made by Tenant to Landlord within ten (10) days after Tenant's receipt of an invoice or statement from Landlord setting forth the amount of such taxes or assessments and Tenant's pro rata share thereof. Such invoice or statement shall include a copy of the Real Estate Tax bill or assessment for which Tenant is responsible.

      The real estate taxes and assessments aforesaid shall be apportioned by Landlord among tenants or users of Landlord's Property, including Landlord, to arrive at Tenant's pro rata share of real estate taxes and assessments. The computation of Tenant's pro rata share of taxes on land and buildings shall be made by multiplying the real estate taxes or assessments levied against the Landlord on Landlord's Property of which the Demised Premises forms a part by a fraction the numerator of which is the number of square feet of building premises demised to Tenant and the denominator of which is the total number of square feet in the building assessed by the taxing authorities. In the calculation of the total number of square feet of building premises demised to Tenant, finished space, i.e. offices, including toilet areas, shall be weighted in determination of the numerator in the fraction described in this subsection by doubling the square footage devoted to such finished space.

      To the extent that Tenant shall be liable for the payment of other taxes under this Article VI which may be assessed against Landlord or for which Landlord may become liable by reason of its estate or interest in the Demised Premises, Tenant shall pay its pro rata share thereof in accordance with the payment procedure set forth in the third paragraph of this Section 6.01.

      Section 6.02. Other Taxes and Payment Thereof. In addition to the pro rata taxes and assessments described in Section 6.01, Tenant shall pay pro rata in accordance with Section 6.01 for each and every item of expense in the nature of a tax or charge or assessment for which Landlord is or shall become liable by reason of its estate or interest in the Demised Premises, or any part thereof, including, without limiting the generality thereof, all personal property taxes, gross receipts taxes, use and occupancy taxes, and excise taxes levied or assessed against Landlord or Tenant by reason of the use, occupancy or any other activity by the Tenant in connection with the Demised Premises or any part thereof, or which may be levied or assessed or imposed upon any rents or rental income, as such, payable to Landlord or payable to Tenant from any subtenant in connection with the Demised Premises or any part thereof. There is expressly included among Tenant's obligations with respect to taxes and assessments as set forth in this Article any tax which may be levied against Landlord enacted as part of tax reform legislation in lieu of taxes presently levied against real estate or any portion thereof.

      Section 6.03. Certain Taxes Not Payable by Tenant. Tenant shall not be required to pay any of the following taxes or governmental impositions which shall be levied or imposed against Landlord by any governmental authority:

      (i) Any estate, inheritance, devolution. succession, transfer, legacy or gift tax which may be imposed upon or with respect to any transfer of Landlord's interest in the Demised Premises;

      (ii) Any capital stock tax or other tax imposed against Landlord for the privilege of doing business;

      (iii) Any income tax levied upon or against the profits of the Landlord from all sources.

      Section 6.04. Apportionment During First and Last Year of Term. Any bill for real estate taxes and assessments (including installments pursuant to Section 6.05 below) which includes a period of time within the Term and a period of time prior to the commencement of the Term or a period of time after the expiration of the Term shall be apportioned between Landlord and Tenant so that Tenant shall only be responsible for that portion of the bill that covers real estate taxes or assessments assessed for the period of time within the Term. Accordingly, Tenant shall remain responsible for any and all such bills issued after the Term of this Lease that are applicable to the period of time within the Lease Term.

      Section 6.05. Assessments Payable in Installments. Landlord agrees to exercise its option, if applicable, to pay any assessments levied by any governmental or municipal agency or authority (other than periodic real estate tax payments covered by Section 6.01 above) in annual installments.

      Tenant shall pay the installments within ten (10) days of its receipt of an invoice for same.

      Section 6.06. Contest. In the event Landlord contests any assessment for taxes or assessments by the taxing authorities of the Township of Edison Tenant agrees that Tenant will reimburse Landlord for its pro rata share of all costs of such appeal ("Tenant's Costs") within ten (10) days of Tenant's receipt of an invoice for same, except as set forth below. Such invoice shall include a copy of all the relevant supporting documentation.

      Notwithstanding the foregoing, Tenant's responsibility to pay Tenant's Costs shall be limited to an amount equal to Tenant's Savings in Real Estate Taxes. For the purpose of this Section 6.06, "Tenant's Savings" shall be equal to:

      Tenant's pro rata share of refunds obtained by Landlord as a result of such appeal; and/or the product of the assessed value of Landlord's Property prior to the appeal less the assessed value of Landlord's Property after the appeal multiplied by Tenant's pro rata share of real estate taxes and further multiplied by the tax rate (in each and every applicable year) used by Edison Township.

      In the event Tenant's Costs exceed Tenant's Savings, Tenant's Costs payable, in any one year, shall be limited Tenant's Savings for that year. In such event however, Landlord shall be permitted to invoice Tenant for such excess each and every year (limited in amount to that year's Tenant's Savings) until the earlier of:

      the end of Term (including any renewal periods); or

      Tenant has paid, in full, Tenant's Costs.

I.H.F.&S. M.O.N.L.                                                          6/00

      Section 6.07. Alternate Method of Payment of Taxes. At the request of Tenant or Landlord, Landlord shall prepare an estimate of Real Estate Taxes and/or Fire Service Billing applicable to the current calendar year (whether payable in that year or later) and shall give notice to Tenant of the monthly payment to be made to Landlord. The first monthly payment shall be due within ten (10) days of Tenant's receipt of Landlord's notice. Subsequent payments shall thereafter be due and payable simultaneously with the payment of Basic Rent.

      The parties further agree that each year Landlord shall submit to Tenant a statement, with copies of actual bills, setting forth the amount of Real Estate Taxes and/or Fire Service Billing applicable to the current year or the previous year, as applicable. Such statement shall include either an Invoice for additional monies due or a reimbursment to Tenant as appropriate. Payment of the aforesaid Invoice shall be made by Tenant to Landlord within ten (10) days of Tenant's receipt of same. Such statement shall be accompanied by a revised estimate of the monthly payment due for the then current calendar year (or a portion thereof if this Lease shall be terminated during such calendar year).

                             ARTICLE VII - INSURANCE

      Section 7.01. Coverage and Amount. Tenant covenants and agrees to pay to Landlord, as additional rent, during the Term of this Lease its pro rata share, to be calculated as hereinafter provided, of premiums for insurance to be procured by Landlord, insuring Landlord, the coverage to be as follows:

            (i) Insurance on the Building and building equipment, fixtures and appurtenances, against loss and damage including coverage by an insurance policy with Agreed Amount Endorsement and Replacement Cost Endorsement, in an amount no less than One Hundred Percent (100%) of the full replacement value thereof (exclusive of cost of excavation and land) from time to time;

            (ii) Rent insurance covering the risks described in (i) above in the amount equal to twelve (12) months of the Basic Rent and additional rent payable;

            (iii) If and when obtainable and generally carried on buildings of the type to be leased hereunder, war risks and nuclear damage, as well as flood and earthquake insurance for the full replacement value of the Demised Premises if such insurance is required by any institutional first mortgagee of the Premises;

            (iv) Any additional insurance coverages as may be reasonably required from time to time, by Landlord, in the exercise of its reasonable judgement, or by any institutional first mortgagee of the Premises; and

            (v) Commercial General Liability Insurance for claims arising out of the ownership, operation and control of the Demised Premises as to liability of Landlord in limits of not less than Five Million Dollars ($5,000,000.00) combined single limit arising out of one occurrence. The Landlord may insure his liability under his Blanket Comprehensive General Liability Policy, Umbrella Liability Policy, and Environmental Impairment Liability Policy, and the Tenant will reimburse the Landlord for the Tenant's pro rata share of the premium.

      Landlord's procurement and maintenance of insurance covering any of the risks or damage which are the responsibility of Tenant under this Lease to remedy, repair and/or insure against shall not diminish, impair or derogate in any way whatsoever any of Tenant's obligations under this Lease or the waiver and release set forth in Section 7.06 below.

      Section 7.02. Tenant's Pro Rata Share of Insurance Premiums. Tenant's pro rata share of insurance premiums shall be calculated in accordance with Section
6.01 of Article VI. In addition to the premiums to be paid as aforesaid by Tenant, in the event of loss to the Demised Premises as a result of an insured casualty, any deductible amount on the policy coverage in question shall be paid by Tenant. In the event of a loss to the Demised Premises and any other portion of the Building of which the Demised Premises is a part, any deductible amount on the policy coverage in question shall be paid by Tenant to the extent of the proportion which the damage to the Demised Premises bears to the total damage to the Building.

      Section 7.03. Method of Payment of Pro Rata Insurance Premiums. Landlord shall furnish to Tenant statements with calculations of the actual Premiums paid by the Landlord for the coverage aforesaid, and the pro rata share thereof which is Tenant's responsibility under the Lease. Tenant will pay to Landlord, as additional rent, its pro rata share of such Premiums, plus a 10% handling charge, within ten (10) days of Tenant's receipt of said statement.

      Section 7.04. Insurance Procured by Tenant.

      (a) Tenant covenants and agrees to provide on or before the earlier of (i) the Commencement Date, or (ii) Tenant's, or any third party acting in behalf of Tenant, entering upon the Demised Premises for any purpose; and to keep in force during the Term and Renewal Term, if any, Commercial General Liability Insurance relating to the Demised Premises and its appurtenances on an occurrence basis, including a Contractual Liability Insurance Endorsement and a Tenant's Legal Liability Insurance Endorsement (as same is defined and regulated by the Department of Insurance for the State of New Jersey) insuring the risk of Tenant's failure to perform Tenant's obligations under this Lease, including, but not limited to, Tenant's indemnity of Landlord herein, with minimum limits of liability in the amount of $5,000,000.00 in respect of bodily injury or death and/or property damage combined. Said insurance shall be primary with respect to any loss. The minimum limit of the Tenant's Legal Liability Insurance Endorsement shall be $2,000,000.00,

      (b) Tenant covenants and agrees to provide insurance coverage for any and all trade fixtures and personal property (including, but not limited to, any furniture, machinery, goods, products or supplies) of Tenant, which Tenant may have upon or within the Demised Premises. Landlord shall not be responsible to insure any of Tenant's trade fixtures or personal property.

      (c) The aforesaid liability insurance coverage shall be issued in the name of Tenant naming Landlord, and any entity Landlord transfers the management of the real property leased hereunder to, as additional insureds. Said liability insurance coverage shall provide that it shall not be cancelable, nor shall the coverage thereunder be reduced, without at least thirty (30) days prior written notice to said additional insureds and shall be written by one or more responsible insurance companies reasonably satisfactory to Landlord, in form satisfactory to Landlord; all such insurance may be carried under a blanket policy covering the Premises or any other of Tenant's facilities. The minimum limits of such Insurance shall in no way limit or diminish Tenant's liability pursuant to Article XX hereto. Tenant shall deliver to Landlord a certificate of insurance to show compliance with its obligations hereunder on or before the earlier of (i) the Commencement Date; or (ii) Tenant's entering upon the Demised Premises for any purpose and thereafter at least thirty (30) days prior to the expiration of each policy, together with satisfactory evidence of the payment of premiums thereof.

I.H.F.&S. M.O.N.L.                                                          6/00

      Section 7.05. Limits of All Insurance. The limits of all insurance contemplated in this Lease shall be subject to change at any time and from time to time after the Commencement Date as the Landlord, in the exercise of its reasonable judgement, or mortgagee may deem same necessary for adequate protection.

      Section 7.06. Fire Insurance Premiums and Requirements. Tenant agrees, at its own cost and expense, to comply with all requirements of the insurance carriers providing the insurance coverage in force pursuant to the provisions hereof and to the applicable sections of the "National Fire Codes" as published by the National Fire Protection Association. If, at any time, and from time to time, as a result of or in connection with any failure by Tenant to comply with the foregoing sentence or any act or omission or commission by Tenant, its employees, agents, contractors or licensees, or as a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be for the purposes herein permitted or that such use may have been consented to by Landlord) the fire insurance premium(s) applicable to the Premises, or the Building in which same are located, or to any other premises in said Building (including rent insurance relating thereto) shall be increased as a result of such act, use, or occupancy; Tenant agrees it will pay to Landlord on demand as additional rent such portion of the premiums for all fire insurance policies in force with respect to the premises of the Landlord of which the Demised Premises are a part (including rent insurance relating thereto) as shall be attributable to such act, use or occupancy.

      Section 7.07. Waiver of Subrogation. Tenant hereby waives any right of recovery it might otherwise have against Landlord or its insurance company(ies) for losses or damages caused actively or passively, in whole or in part, by any of the risks Tenant is required to insure against in accordance with Section
7.04 above (whether or not such coverage is in effect).

      Tenant shall obtain a waiver of subrogation endorsement, if necessary, to permit the waiver of subrogation and release as set forth herein in connection with any insurance coverage obtained by Tenant, it being understood that Tenant shall look solely to its insurer for reimbursement.

      Landlord hereby waives any right of recovery it might otherwise have against Tenant or its insurance company(ies) for losses or damages caused by fire, acts of nature, the public enemy, civil commotion or other events beyond the reasonable control of Tenant.

      Landlord shall obtain a waiver of subrogation endorsement, if necessary, to permit the waiver of subrogation and release as set forth herein in connection with any insurance coverage obtained by Landlord, it being understood that Landlord shall look solely to its insurer for reimbursement.

                    ARTICLE VIII - CONSTRUCTION OR OTHER WORK

      Section 8.01. Conditions as to Repairs, Alterations or Other Work. Whenever any repairs, alterations, changes or other work in, on, to or about the Premises shall be made by either Landlord or Tenant as provided in this Lease:

            (i) The work shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances and codes, and all applicable governmental rules, regulations and requirements, and in accordance with the standards, if any, of the Board of Fire Underwriters, or other organizations exercising the functions of a board of fire underwriters whose jurisdiction includes the Demised Premises;

            (ii) All materials and workmanship shall be of good quality, and in case of repairs, restoration, changes, additions, alterations or improvements, shall be at least equal to the original and consistent with the original construction as to design, appearance, function and wearability;

            (iii) All said work shall be paid for as promptly as is practicable and consistent with good business practices under the then existing circumstances;

            (iv) Such work shall be done as promptly as is possible and practicable under the existing circumstances;

            (v) The Commercial General Liability Insurance provided for in
      Section 7.04 shall be extended by Tenant, if necessary, to apply to the work being done, and evidence thereof shall be delivered to the Landlord prior to the commencement of such work. Tenant's failure to have such insurance extended or its failure to provide such certificate shall in no way limit or diminish Tenant's liability pursuant to Article XX below;

            In the case of Tenant(s) contractor(s) performing such work, Tenant's contractor(s) shall carry Commercial General Liability Insurance relating to the work being done on an occurrence basis, with minimum limits of liability in the amount of $1,000,000.00 in respect of bodily injury or death and/or property damage combined; evidence thereof shall be obtained by Tenant prior to the commencement of such work. The aforesaid liability insurance shall be issued in the name of Tenant's contractor(s) naming Tenant and Landlord as additional insureds and shall be written by one or more responsible insurance companies. The minimum insurance limits of Tenant's contractor(s), or such contractor(s) failure to obtain or retain such insurance, shall in no way limit or diminish Tenant's liability pursuant to Article XX below;

            (vi) The party doing or having work done shall carry or cause its contractors, if any, to carry worker's compensation insurance as required by law in connection with such work, and evidence thereof shall be delivered to the other party prior to the commencement of such work;

            (vii) Title to all buildings, building fixtures and improvements erected and installed by Tenant (but not Tenant's trade fixtures, however the same may be attached to the realty) shall become the property of Landlord upon the expiration or earlier termination of this Lease;

            (viii) The contractor or the party performing the work shall obtain an official certificate of occupancy or an amended certificate of occupancy upon completion of the work in each instance if under local practice such certificates of occupancy are issued or required in connection with such work. The party performing the work shall also obtain the certificate from the Board of Fire Underwriters, or other organization exercising the same functions, whose jurisdiction includes the Demised Premises in each instance, certifying that the electrical work has been property completed whenever the work done involves any electrical work for which such a certificate is issued under local practice. If, under local practice, official certificates of occupancy are not issued or required by a governmental officer or department, or if the Board of Fire Underwriters, or other such organization does not issue certificates on proper completion of electrical work, this covenant shall be satisfied upon issuance of such certifications by an architect or engineer licensed in the state in which the Demised Premises is located; and

            (ix) Landlord agrees to join in the applications for all permits and authorizations whenever necessary.

I.H.F.&S. M.O.N.L.                                                          6/00

                          ARTICLE IX - MECHANIC'S LIENS

      Section 9.01. Mechanic's Liens Prohibited. Tenant shall not suffer any mechanic's lien to be filed against the Demised Premises by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Demised Premises, or any part thereof, through or under Tenant. If any mechanic's lien or any notice of intention to file a mechanic's lien shall at any time be filed against the Demised Premises, (unless the labor or materials were actually performed for or furnished to Landlord in connection with its obligations under this Lease) Tenant shall at Tenant's cost, within fourteen (14) days after knowledge or notice of the filing of any mechanic's lien cause the same to be removed or discharged of record by payment, bond, order of a court of competent jurisdiction, or otherwise.

      Section 9.02. Landlord's Remedy for Tenant's Breach. If Tenant shall fail to remove or discharge any mechanic's lien or any notice of intention to file a mechanic's lien within the prescribed time, then in addition to any other right or remedy of Landlord, Landlord may, at its option, procure the removal or discharge of same by payment or bond or otherwise. Any amount paid by Landlord for such purpose, together with all legal and other expenses of Landlord in procuring the removal or discharge of such lien or notice of intention and together with interest thereon at the Lease Interest Rate (as hereinafter defined) shall be and become due and payable by Tenant to Landlord as additional rent, and in the event of Tenant's failure to pay therefor within fifteen (15) days after demand, the same shall be added to and be due and payable with the next month's rent.

      Section 9.03. Non-Consent of Landlord to Filing of Liens. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Demised Premises to any lien or liability arising out of Tenant's use or occupancy of the Premises.

                       ARTICLE X - REPAIRS and MAINTENANCE

      Section 10.01. (a) Landlord's Covenants. Landlord at its sole cost and expense shall remedy all defects in workmanship and materials in the Demised Premises, evidence of which shall appear or be discovered within twelve (12) months after the Commencement Date. Landlord shall not be liable under this Section however unless Tenant shall give Landlord notice specifying such defects or the need for remedying them on or before the last day of the twelfth month of the Term.

      In addition, Landlord shall repair any roof leaks which shall appear or be discovered within sixty (60) months after the Commencement Date. Landlord shall not be liable under this Section however unless Tenant shall give Landlord notice of the need for such repairs on or before last day of said sixty (60) month period.

      (b) Structural Components. In addition Landlord at its sole cost and expense shall remedy all defects in workmanship and materials in the Demised Premises with respect to the Structural Components of the Building, evidence of which shall appear or be discovered within sixty (60) months after the Commencement Date, and shall repair all damage to the Demised Premises caused thereby. For the purpose of this paragraph, this term Structural Components shall be limited to the structural steel framing including roof framing, the foundations, and the masonry perimeter walls (excluding all windows, plate glass, and doors). Landlord shall not be liable under this Section however unless Tenant shall give Landlord notice specifying such defects or the need for remedying them on or before the last day of the sixtieth (60th) month of the Term.

      (c) Alterations by Tenant. Notwithstanding any of the above, if Tenant shall make any changes or alterations, structural or otherwise, to any portion of the Building, Landlord's obligations under this Section 10.01 shall not thereafter extend to any portion of the Building affected by such change or alteration.

      (d) Limited Liability of Landlord. Landlord's liability under the provisions of this Article X is limited to repair or correction of the defect or condition to be rectified, and Landlord shall not be liable for any loss or damage, direct or consequential. Landlord shall not be required to make any repairs caused by Tenant's abuse or misuse, or lack of routine maintenance, of the Demised Premises.

I.H.F.&S. M.O.N.L.                                                          6/00

      Section 10.02. Tenant's Obligations. Except for items which are the obligation of Landlord under Section 10.01 hereof, Tenant, for and during the Term of this Lease, at Tenant's sole cost and expense, assumes all responsibility and obligation for the physical condition of the Demised Premises and shall:

      (a) Keep and maintain in good repair, as well as paint and decorate, the exterior and interior of the Demised Premises including, but not limited to, all structural repairs, roof, floor, doors, windows, dock levelors, heating, ventilating and air conditioning systems, electrical system, sprinkler system and plumbing facilities. Damage to party walls shall be repaired by Tenant if the cause of the damage is initiated on the Demised Premises;

      (b) Keep and maintain the Demised Premises in a clean and sanitary condition free from rubbish, flammable or other objectionable materials;

      (c) Perform all normal routine adjustments and maintenance on all equipment, including but not limited to filter changes, cleaning and lubrication of heating, ventilating and air conditioning systems;

      (d) Repair or replace as required, all mechanical and working parts used in connection with doors, windows, dock levelors, the heating, air conditioning, electrical, plumbing and sprinkler and other systems;

      (e) Keep, maintain and repair all drainage facilities including drainage pipes, ditches and detention areas, as well as the lawns, shrubbery, driveways and parking areas, including the keeping of the driveways, sidewalks and steps and parking areas free and clear of ice and snow; and

      (f) Comply with all present and future applicable Federal, State and local laws, ordinances and codes and all applicable rules, regulations and requirements, including without limitations, those relating to environmental protection and the requirement set forth in the applicable sections of the "National Fire Codes" as published by the National Fire Protection Association; and pay any and all costs of compliance and all fines and penalties imposed upon Landlord, or consequential damages incurred, by reason of any violations thereof.

      Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall promptly repair any and all damage to the Demised Premises, whether caused by Tenant or Tenant's employees, agents, guests, invitees, licensees, subtenants, related persons, contract warehousemen (or similar), however caused, including, without limitation, any damage caused by the operation of forklifts or other equipment in or about the Demised Premises.

      Section 10.03. Landlord's Remedy for Tenant's Breach. In the event Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements referred to in this Article X, or any of them, or in the event Tenant shall fail or neglect to make any repairs or replacements required of it, then Landlord or Landlord's agents may, after compliance with the notice requirements set forth in Article XIII hereof, enter in and upon the Demised Premises to make an inspection and make said repairs or replacements and comply with any and all said statutes, ordinances, rules, orders, regulations or requirements Tenant agrees to reimburse Landlord for its cost to perform any of the foregoing (including 15% overhead), as additional rent, within ten (10) days of Tenant's receipt of an invoice for same. This provision is in addition to the right of the Landlord to terminate this Lease by reason of any default on the part of Tenant, and Landlord's remedies provided in
Article XXI.

      Landlord's cost to perform the foregoing shall not include its cost for any office personnel involved in the foregoing.

                    ARTICLE XI - FIRE, DAMAGE and DESTRUCTION

      Section 11.01. Notice of Casualty, Continuation of Lease, Restoration. In the event of the total destruction of the Building or the Demised Premises by fire or otherwise during the Term created hereby or prior thereto, or in the event of such partial destruction thereof: (a) Tenant shall immediately notify Landlord in writing thereof; (b) upon receipt of said notice Landlord shall have its Architect make a full and comprehensive report on the damage of the Premises and/or Building, and ascertain the number of days to complete the repair of the Building or Premises. Unless such damages can, in the opinion of Landlord's Architect, be repaired within one hundred eighty (180) days after its occurrence, this Lease and the Term hereby created shall cease and become null and void from the date of such damage or destruction, and Tenant shall upon written notice from Landlord, then immediately surrender the Demised Premises and all interest therein to Landlord, and Tenant shall pay Basic Rent and any additional rent within said Term only to the time of such damage or destruction.

      If, however, in such Architect's opinion, the damage aforesaid can be repaired within one hundred eighty (180) days from the occurrence thereof, Landlord (or Tenant, if such repair is Tenant's responsibility under Article X) shall repair or rebuild the Demised Premises with all reasonable speed, and this Lease shall continue in full force and effect, but there shall be an abatement of Basic Rent and any additional rent to the extent of insurance payments received from rent insurance.

      Notwithstanding anything contained in this Section 11.01 to the contrary, in no event shall Landlord be required to expend more to reconstruct, repair or restore the Building than the amount actually received by Landlord from the proceeds of the insurance carried by Landlord.

      In the event the repair work is Tenant's responsibility as aforesaid, and the estimated cost to perform the required repair exceeds $10,000.00, Tenant acknowledges that Landlord shall have the right to require detailed drawings and written specifications of the work to be performed, prior to Tenant's commencement of the required repair. Landlord shall have the right to review the submitted plans and specifications to ensure the repair work's compliance with all relevant provisions of this Lease, including, without limitation, Article
VIII. Tenant shall not commence any repair work until Landlord has issued written approval of the plans and specifications.

      Section 11.02. Statutory Conditions. Tenant hereby expressly waives the benefit of N.J.S.A. 46:8-6 and 46:8-7. Tenant agrees that it will not be relieved of the obligation to pay basic net rent or any additional rent in case of damage to or destruction of the Demised Premises except as specifically provided in this Lease.

I.H.F.&S. M.O.N.L.                                                         10/95

                          ARTICLE XII - EMINENT DOMAIN

      Section 12.01. Total Taking. In the event that any public authority or agency holding the power of eminent domain under applicable law shall at any time during the term of this Lease condemn or acquire title in lieu of condemnation of substantially all of the Demised Premises, this Lease and the Term hereby created shall terminate and expire as of the date upon which title shall vest in such authority, and Tenant shall pay Basic Rent and any additional rent only to the time of such vesting of title.

      Section 12.02. Partial Taking. If there shall be only a partial taking or condemnation as aforesaid which shall not substantially prevent Tenant's use of the Demised Premises for purposes of its business, this Lease shall thereafter continue as to the untaken part and Tenant shall be entitled to a reduction in the Basic Rent in such proportion and in such manner as shall be fair and equitable, and if the parties hereto cannot agree thereto the dispute shall be settled by arbitration as set forth in this Lease.

      Section 12.03. Restoration by Landlord. If there shall be a partial taking and this Lease shall continue as to the remaining balance of the Demised Premises, Landlord, at its own expense and as promptly as practicable, shall restore the remaining building and land as nearly as may be practicable to their former condition.

      Section 12.04. Award to Landlord. Landlord reserves the exclusive right to negotiate with the condemning authority with respect to any proposed award, and all damages and compensation paid for the taking under the power of eminent domain, whether for the whole or a part of the Demised Premises shall belong to and be the property of Landlord, except that Landlord consents to efforts by Tenant separately to seek additional compensation from the condemning authority for the loss of depreciated value of leasehold improvements installed by Tenant resulting from the taking, provided always, that Tenant hereby releases and disclaims any interest or right whatsoever in the award or compensation offered or paid by the condemning authority to the Landlord for the loss of the fee. There is expressly excluded from any right of compensation to the Tenant and the Tenant expressly waives, any claim against the condemning authority for dimunition in the value of the leasehold.

      Section 12.05. Notwithstanding any of the paragraphs above pertaining to eminent domain, there is expressly reserved to the Tenant the right to recover against the condemning authority for its actual reasonable expenses in moving its business from the Demised Premises and its actual direct losses in tangible personal property by virtue of the taking, all as contemplated in the Relocation Assistance Act (R.S. 20:4-1 et seq), and rules and regulations adopted by the Department of Community Affairs of the State of New Jersey pursuant to the legislation aforesaid, and applicable regulations of the State Department of Transportation contemplated in the said Relocation Assistance Act.

                             ARTICLE XIII - NOTICES

      Section 13.01. Notices. Every notice required or permitted under this Lease shall, unless otherwise specifically provided herein, be given in writing and shall be sent by United States Certified Mail, return receipt requested, addressed by the party giving, making or sending the same to the Landlord at the address first above given, and to the Tenant at the Demised Premises or to such other address as either party may designate from time to time by a notice given to the other party. Notice shall be deemed to be given upon receipt, provided, however, that in the event a party shall refuse to accept delivery of said Certified Mail, the notice shall nevertheless be deemed to be given upon the date of refusal to accept delivery and further provided that if the postal service is unable to deliver said Certified Mail the notice shall nevertheless be deemed to be given as of the date of the Postal Service's second notice of attempted delivery. Notwithstanding the above, a notice of change of address shall not be effective until received.

      Landlord may, at its option, substitute for service by United States First Class Certified Mail, service by Federal Express or similar overnight courier, provided that such courier obtains and makes available to its customers evidence of delivery. Notice given via such courier shall be deemed to be given upon receipt.

                        ARTICLE XIV - MEMORANDUM of LEASE

      Section 14.01, Memorandum of Lease. Tenant shall not record this Lease, but if either party should desire to record a short form Memorandum of Lease setting forth only the parties, the Demised Premises and the Term, such Memorandum of Lease shall be executed, acknowledged and delivered by both parties upon notice from either party.

                                ARTICLE XV - USE

      Section 15.01. Use. The Demised Premises shall be used and occupied by Tenant as an office, warehouse and distribution facility for non-hazardous and non-caustic products and for those uses set forth on Exhibit E.

      This shall not be construed to restrict the Tenant's use of the Demised Premises for any lawful purposes in connection with its business, provided that such uses shall be in accordance with all applicable laws and do not damage the Building. Tenant shall not have the right to use the Demised Premises for the manufacturing, processing, transferring or piping of any liquid or storage of any Hazardous Materials, except for diminimus amounts of 'hazardous' office supplies.

I.H.F.&S. M.O.N.L.                                                          6/00

                   ARTICLE XVI - ASSIGNMENT, SUBLETTING, ETC.

      Section 16.01. Assignment, Subletting, Etc. Tenant shall not sell, assign, mortgage, pledge, or, in any manner, transfer or encumber this Lease or any estate or interest hereunder (hereinafter designated as Assignment), or sublet the Demised Premises or any part thereof without the previous written consent of the Landlord; provided, however, with respect to a corporation into which Tenant shall have been merged or consolidated or which shall have purchased all or substantially all of the assets of Tenant, such previous written consent by Landlord shall not be necessary. In the event of any Assignment of this Lease or subletting of the Demised Premises, Tenant, nevertheless, shall remain primarily liable for the payment of the Basic Rent and all additional rents, and the performance of Tenant's other covenants and obligations under this Lease including any amendments thereto. In the event of an Assignment of this Lease, the assignee shall assume, by written recordable instrument reasonably satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease. A true copy of such Assignment and the original assumption agreement or the sublease, as the case may be, shall be delivered to Landlord within ten (10) days of the effective date thereof. No Assignment shall be valid or effective in the absence of such assumption.

      No consent to any Assignment of this Lease or subletting of any or all of the Demised Premises shall be deemed or be construed as a consent by Landlord to any further or additional Assignment or subletting. Notwithstanding anything hereinabove contained to the contrary, Landlord's consent shall not be unreasonably withheld provided that (i) Tenant is not in default hereunder (without regard to whether a notice of default has been served pursuant to Section 21.01); (ii) Tenant shall provide Landlord with access to the Demised Premises for inspection and testing thereof; (iii) the use by the proposed assignee or subtenant does not, in Landlord's sole discretion, adversely affect the Demised Premises by virtue of environmentally related factors or lessen the present or future value of the Premises; and (iv) does not increase risk or endanger the Building or the occupants thereof.

      Notwithstanding anything contained herein to the contrary, Landlord may refuse to permit Tenant to assign this Lease or sublet to a third party any portion of the Demised Premises if Landlord agrees to sublet back the Demised Premises from Tenant under the same terms and conditions as set forth in this Lease and for the remaining Term of this Lease.

                        ARTICLE XVII - WARRANTY of TITLE

      Section 17.01. Warranty of Title. Landlord covenants, represents and warrants that Landlord on the Commencement Date will be the sole and absolute owner of the fee title to the Demised Premises and has the right to execute this Lease, and that on the Commencement Date there will be no liens affecting the Demised Premises, or any covenants, easements or restrictions adversely affecting Tenant's use of the Demised Premises except as set forth in Exhibit B. Such exceptions are herein referred to as Permitted Encumbrances.

                         ARTICLE XVIII - SUBORDINATION

      Section 18.01. Subordination to Mortgages. At the option of the Landlord, this Lease shall either be:

            (a) Subject and subordinate to all mortgages which may now or hereafter affect the Demised Premises, and to all renewals, modifications, consolidations, replacements or extensions thereof; or

            (b) Paramount in priority as an encumbrance against the Demised Premises with respect to the lien of any mortgage which may now or hereafter affect the Demised Premises and to all renewals, modifications, consolidations, replacements and extensions thereof.

      Section 18.02. Subordination, Non-Disturbance and Attornment Agreement. Tenant agrees, upon at least ten (10) days prior written request from Landlord, to execute with Landlord and the holder of any mortgage on the Building, a Subordination, Non-Disturbance and Attornment Agreement substantially in the form annexed hereto as Exhibit D. Landlord agrees, upon written request from Tenant, to use all reasonable efforts to have the holder of any mortgage on the Building execute a Subordination, Non-Disturbance and Attornment Agreement substantially in the form annexed hereto as Exhibit D. In the event any such mortgagee imposes a fee for its review, execution and recording of said Subordination, Non-Disturbance and Attornment Agreement, and said Agreement is being executed at Tenant's request, Tenant agrees that it shall pay to Landlord, as additional rent, the amount of said fee within ten (10) days of Landlord delivering a fully executed copy of said Agreement to Tenant.

      Section 18.03. Tenant's Certificate. Tenant further agrees, upon at least ten (10) days prior written notice from Landlord to certify by written instruments duty executed and acknowledged to any mortgagee or purchaser, or any proposed mortgage lender, or purchaser, that this Lease is in full force and effect or, if not, in what respect it is not; that this Lease has not been modified, or to the extent to which it has been modified; that there are no existing defaults hereunder to the best of the knowledge of the party so certifying, or specifying the defaults, if any; and any additional statements of fact that may be requested or required from time to time by any mortgagee or purchaser, or any proposed mortgage lender or purchaser. Any such certification shall be without prejudice as between the Landlord and Tenant, it being agreed that any document required hereunder shall not be used in any litigation between Landlord and Tenant.

I.H.F.&S. M.O.N.L.                                                         11/00

                          ARTICLE XIX - QUIET ENJOYMENT

      Section 19.01. Quiet Enjoyment. Tenant, upon payment of the Basic Rent and all additional rents and all sums herein reserved and due, and upon the due performance of all of the terms, covenants and conditions herein contained on the Tenant's part to be kept and performed, shall and may at all times during the Term hereby granted peaceably and quietly enjoy the Demised Premises, subject, however, to the terms of this Lease.

                          ARTICLE XX - INDEMNIFICATION

      Section 20.01. Indemnification of Landlord. Tenant agrees to indemnify and save Landlord harmless from and against all liability, and all loss, cost and expense, including reasonable attorneys' fees, arising out of Tenant's operation, maintenance, management and control of the Premises or in connection with (a) any loss, injury or damage whatsoever caused by Tenant, its employees or agents, (b) any breach of this Lease by Tenant, (c) any act or omission of Tenant occurring in, on, or about the Premises or on the sidewalks adjoining the same, or (d) any contest or proceeding brought by Tenant as provided for herein. However, notwithstanding anything herein contained to the contrary, Tenant shall not be obligated or required hereunder, to hold harmless or indemnify Landlord from or against any liability, loss, cost, expense, or claim to the extent arising from any act, omission or negligence of Landlord or its agents, servants, employees or contractors. The provisions of this Section 20.01 shall survive the expiration or earlier termination of this Lease.

                       ARTICLE XXI - DEFAULTS and REMEDIES

      Section 21.01. Tenant's Defaults. The occurrence of any of the following events shall constitute an event of default under this Lease:

      (i) Tenant's failure to pay, in full, any installment of Basic Rent or additional rent when it is first due;

      (ii) Tenant's failure to perform any of its obligations under this Lease if such failure has caused loss or damage that cannot promptly be cured by Tenant;

      (iii) Tenant's failure to perform any of its obligations under this Lease (other than those contemplated by clauses (i) and (ii) of this Section 21.01) within thirty (30) days after the receipt of notice specifying the default, unless complete performance of such obligation within such thirty (30) day period is not possible using diligence and expedience, then within a reasonable time after Tenant's receipt of Landlord's notice, so long as Tenant shall have commenced performance of the work required to correct the default and Tenant shall continue to perform such remedy, diligently and expediently, through to completion of performance;

      (iv) The discovery that any representation made by Tenant in this Lease shall have been inaccurate or incomplete in any material respect on the date it was made;

      (v) The sale, transfer or other disposition of any interest of Tenant in the Demised Premises, whether voluntarily or by way of execution or other legal process;

      (vi) Tenant, if a corporation, shall cease to exist as a corporation in good standing in the state of its incorporation, or the state in which the Demised Premises is located, or Tenant, if a partnership or other entity, shall be dissolved or otherwise liquidated; or

      (vii) Tenant shall use any property adjoining the Demises Premises for any purpose whatsoever, without the written permission of the property owner and any third party who may have an interest in such property (including, without limitation, holding an interest as tenant, easement holder) or do any act (including, without limitation, the parking or staging of any vehicle) that interferes with the operations of Landlord, or any third party who may have an interest in property owned by Landlord or managed by Manager (including, without limitation, those holding an interest as tenant or easement holder), or any adjacent property owner.

      Upon the occurrence of an event of default, Landlord shall deliver written notice to Tenant specifying the default (hereinafter "First Notice"). At the expiration of the time period specified in (iii) above, or at the expiration of ten (10) days in any other event of default, Landlord may (x) cancel and terminate this Lease on not less than five (5) days written notice (hereinafter "Second Notice") to Tenant, and on the date specified in the Second Notice the Term of this Lease shall terminate and expire, and Tenant shall then quit and surrender the premises to Landlord, but Tenant shall remain liable as hereinafter provided and/or (y) at any time thereafter re-enter and resume possession of the Premises by summary proceedings, an action in ejectment or by force or otherwise and dispossess or remove Tenant and other occupants and their effects and hold the Premises as if this Lease had not been made; and Tenant waives the service of any additional notice of intention to re-enter or to institute legal proceedings to that end.

      Notwithstanding the foregoing, in the event:

      Tenant is contesting, in good faith, the payment of such additional rent; and

      Tenant has provided Landlord with written notice of such contest prior to the expiration of the aforestated ten (10) days; and

      Such written notice contains the basis for Tenant's contest, including any and all required supporting documentation; and

      Tenant diligently prosecutes such contest in an expeditious manner; and

      Tenant has deposited the amount of the additional rent billed by Landlord with an escrow agent;

then, Landlord agrees to delay sending the aforesaid Second Notice until ten
(10) days after Tenant's receipt of Landlord's Response.

      Landlord agrees to deliver to Tenant written notice of it's response to Tenant's written contest setting forth Landlord's basis for the validity of the additional rent billing ("Landlord's Response"), including any and all required supporting documentation.

      Section 21.02. Landlord's Remedies. If this Lease shall be terminated or if Landlord shall be entitled to re-enter the Demised Premises and dispossess or remove Tenant under the provisions of Section 21.01, the Landlord, or Landlord's agents or servants, may immediately or at any time thereafter re-enter the Demised Premises and remove therefrom the Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, firms or corporations, and all or any of its or their property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy said Premises together with all additions, alterations and improvements thereto.

I.H.F.&S. M.O.N.L.                                                          6/00

      Section 21.03. Landlord's Damages. In case of such termination, re-entry, or dispossess or removal by summary proceedings or otherwise, the annual rent and all other charges required to be paid by the Tenant hereunder shall thereupon become due and be paid up to the time of such termination, re-entry, or dispossess or removal, and the Tenant shall also pay to the Landlord all reasonable expenses which the Landlord may then or thereafter incur for necessary legal expenses, attorneys' fees, brokerage commissions, and all other necessary costs paid or incurred by the Landlord for restoring the Demised Premises to good order and condition and for altering and otherwise preparing the same for re-letting. The Landlord may, at any time and from time to time, re-let the Demised Premises, in whole or part, either in its own name or as agent of the Tenant, for a term or terms which, at the Landlord's option, may be for the remainder of the then current Term of this Lease, or for any longer or shorter period, and (unless the statute or rule of law which governs the proceedings in which such damages are to be proved, limits or shall limit the amount of such claim capable of being so proved and allowed, in which case the Landlord shall be entitled to prove as and for liquidated damages and have allowed an amount equal to the maximum allowed by or under any such statute or rule of law) the Tenant shall be obligated to, and shall pay to the Landlord as damages, upon demand, and the Landlord shall be entitled to recover of and from the Tenant, at the election of the Landlord, either:

      (a) liquidated damages, in an amount which, at the time of such termination, re-entry or dispossess or removal by the Landlord, as the case may be, is equal to the excess, if any, of the then present value of the installments of annual rent reserved hereunder, for the period which would otherwise have constituted the unexpired portion of the then current Term of this Lease, over the then present value of the market rental value of the Demised Premises for such unexpired portion of the then current Term of this Lease, discounted at the rate of six percent (6 %) per annum; or

      (b) damages (payable in monthly installments, in advance, on the first day of each calendar month following such termination, re-entry or dispossess, and continuing until the date originally fixed herein for the expiration of the then current Term of this Lease) in any amount or amounts equal to the excess, if any, of the sums of the aggregate expenses paid by the Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by the Tenant, plus an amount equal to the amount of the installment of annual rent which would have been payable by the Tenant hereunder in respect to such calendar month, had this Lease and the Demised Term not been so terminated, and had the Landlord not so re-entered, over the sum of rents, if any, collected by or accruing to the Landlord in respect to such calendar month pursuant to such re-letting or any holding over by any subtenants of the Tenant, plus the amount of the rental value of any portion of the Demised Premises occupied by the Landlord or any agent of the Landlord. Any suit for any month shall not prejudice in any way the rights of the Landlord to collect the deficiency for any subsequent month by a similar proceeding. The Landlord, at its option and at its expense, may make such alterations, repairs and/or decorations in the Demised Premises as in its reasonable judgment the Landlord considers advisable and necessary, and the making of such alterations, repairs and/or decorations shall not operate or be construed to release the Tenant from liability hereunder. The Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect rent thereof under such re-letting; and in no event shall the Tenant be entitled to receive any excess of such annual rents over the sums payable by the Tenant to the Landlord hereunder but such excess shall be credited to the unpaid rentals due hereunder, and to the expenses of re-letting and preparing for re-letting as provided in this Section 21.03. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by the Landlord from time to time at its election, and nothing herein contained shall be deemed to require the Landlord to postpone suit until the date when the Term of this Lease would have expired if it has not been terminated under the provisions of this Lease, or under any provision of law, or had the Landlord not re-entered into or upon the Demised Premises.

      Section 21.04. Waiver of Redemption. Tenant hereby waives all rights of redemption to which Tenant or any person claiming under Tenant might be entitled, after an abandonment of the Premises, or after a surrender and acceptance of the Premises and the Tenant's leasehold estate, or after a dispossession of Tenant from the Demised Premises, or after a termination of this Lease, or after a judgment against Tenant in action in an ejectment, or after the issuance of a final order or warrant of dispossess in a summary proceeding, or any other proceeding or action authorized by any rule of law or statute now or hereafter in force or effect.

                            ARTICLE XXII - BANKRUPTCY

      Section 22.01. Bankruptcy, Insolvency, Etc. If the Tenant shall have applied or consented to the appointment of a custodian, receiver, trustee or liquidator, or other court appointed fiduciary of all or a substantial part of its property; or a custodian shall have been appointed with or without the consent of the Tenant; or Tenant is generally not paying its debts as they become due by means of available assets and the fair use of credit; or has made a general assignment for the benefit of creditors; or has filed a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding; or has taken corporate action for the purpose of effecting any of the foregoing, or if within 60 days after the commencement of any proceeding against the Tenant seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed; or if, within 60 days after the appointment of any trustee, receiver, custodian, liquidator, or other court appointed fiduciary of the Tenant (without the consent or acquiescence of such party), or of all or any substantial part of its property or any of the leased Premises, such order or appointment shall not have been vacated or stayed on appeal or otherwise or if, within 60 days after the expiration of any such stay, such order or appointment shall not have been vacated, the occurrence of any one of such contingencies shall be deemed to constitute and shall be construed as a repudiation by Tenant of Tenant's obligations hereunder and shall cause this Lease ipso facto to be cancelled and terminated, without thereby releasing Tenant; and upon such termination Landlord shall have the immediate right to re-enter the Demised Premises and to remove all persons and property therefrom and this Lease shall not be treated as an asset of the Tenant's estate and neither the Tenant nor anyone claiming by, through or under Tenant by virtue of any law or any order of any Court shall be entitled to the possession of the Demised Premises or to remain in the possession thereof. Upon the termination of this Lease, as aforesaid, Landlord shall have the right to retain as partial damages, and not as a penalty, any prepaid rents and any security deposited by Tenant hereunder and Landlord shall also be entitled to exercise such rights and remedies to recover from Tenant as damages such amounts as are specified in
Article XXI thereof, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall lawfully limit the amount of such claims capable of being so proved, in which case Landlord shall be entitled to recover, as and for liquidated damages, the maximum amount which may be allowed under any such statute or rule of law. Tenant, if the subject of a bankruptcy proceeding, hereby consents to the immediate termination, annulment and vacation of the automatic stay provisions of the Bankruptcy Code to permit Landlord to exercise all rights set forth herein. As used in this Article XXII, the term "Tenant" shall be deemed to include Tenant and its successors and assigns and the guarantor of the Tenant's obligations under this Lease, if any.

I.H.F.&S. M.O.N.L.                                                          6/00

                      ARTICLE XXIII - CHANGES, ALTERATIONS

      Section 23.01. Changes or Alterations. If Landlord shall have first consented thereto in writing, Tenant may make structural and nonstructural changes, alterations, additions and improvements to the Demised Premises. Landlord's reasonable consent shall be granted if the proposed work does not:

      (a) Impair the structural soundness of the Building;

      (b) Lessen the present and future value of the Building or improvement;

      (c) Change the type of use from a general warehouse to a specialty type of building with a limited resale or re-letting market; or

      (d) Increase risk, endanger the Building or occupants in the Building, or create or increase risk of contamination.

      If Landlord requests, Tenant shall deliver to Landlord assurance, reasonably satisfactory to Landlord, of Tenant's financial ability to complete and pay for such changes, alterations, additions or improvements, and restorations thereof. In any event, however, Tenant may, without Landlord's consent, make nonstructural changes, alterations, additions and improvements costing in each case less than $10,000.00 (hereinafter called Minor Alterations). Tenant shall give written notice to Landlord of each change, alteration, addition and improvement costing more than $10,000.00 and obtain Landlord's consent as provided herein. In the event, however, that as the result of any changes, alterations, additions and improvements made by Tenant with or without Landlord's consent, the Building or any other part of the Demised Premises is damaged thereby, Tenant, at Tenant's sole cost, shall be obligated and responsible to repair said damage forthwith and restore the Building or Demised Premises to the condition they were in just prior to the damage. Landlord shall have no obligation to make any repairs with respect to any changes, alterations, additions, and improvements made by Tenant. Tenant need not obtain or furnish Landlord any certificate of completion or otherwise (unless required by law) with respect to Minor Alterations. Landlord reserves the right to require Tenant to restore the Premises to the original condition as nearly as may be practical, upon the expiration or sooner termination of this Lease.

                           ARTICLE XXIV - END OF TERM

      Section 24.01. End of Term.

      (a) Condition of the Demised Premises. Tenant shall, on the last day of the Term, or upon its earlier termination, peaceably and quietly surrender and deliver up to Landlord the Demised Premises broom clean, including all buildings, alterations, rebuildings, replacements, changes or additions placed by Tenant thereon (except as expressly provided to the contrary in Section 23.01), with all equipment in or appurtenant thereto, in as good condition and repair as when delivered to Tenant; subject, however, to reasonable wear and tear. Damage to any portion of the Demised Premises, including, but not limited to, damage to doors, windows, walls, columns, lighting fixtures, heating, ventilating and air conditioning equipment, dock levelers, stairs, railings and handrails, notwithstanding that such damaged portions may continue to function, shall not be included in any definition of reasonable wear and tear. Broken items or equipment; or anything rendered dysfunctional as a result of Tenant's abuse or misuse of Tenant's lack of routine maintenance, repair or replacement as required under Article VIII, Article X or elsewhere in this Lease shall also not be included in any definition of reasonable wear and tear.

      (b) Removal of Trade Fixtures. Notwithstanding anything to the contrary contained in this Lease, and provided Tenant is not in default hereunder beyond any grace period to cure same, Tenant may remove all trade fixtures installed or paid for by it, however affixed to the realty. If any trade fixtures or personal property are not removed by the end or earlier termination of the Term, they shall be deemed abandoned if Landlord shall so elect, and if Landlord shall not so elect, it may cause the removal and storage of same at Tenant's risk and expense, but if the Term ends by reason of a condemnation or destruction of all or part of the Premises, Tenant shall have a reasonable time to effect such removal without being deemed to abandon said property. Tenant, at Tenant's cost, shall repair any damage caused to the Demised Premises by reason of such removal. All obligations of Tenant under this paragraph shall survive the termination of this Lease.

      (c) Completion of Repairs. Any repair or restoration required to be performed by Tenant in order for Tenant to comply with its obligations under this Section 24.01 shall be completed on or before thirty (30) days prior to the end of the Term, or any applicable Renewal Term, or earlier termination of this Lease ("End of Term"). On or about thirty (30) days prior to the End of Term, representatives of Landlord and Tenant shall inspect the Demised Premises to determine what repair or restoration remain to be completed, if any. If Tenant has not completed said repair or restoration within the time set forth above Landlord shall promptly advise Tenant of such fact and shall specify the work which has not been completed. Notwithstanding any other provisions of this Lease, Tenant's failure to complete such repair or restoration by no later than fifteen (15) days prior to the End of Term shall, without further notice, constitute an uncured event of default hereunder. Landlord shall have the right to inspect the Demised Premises to determine whether Tenant has completed such work within the time periods provided herein. During the last thirty (30) days prior to the End of Term, Landlord shall be permitted access to the Demised Premises for the purpose of performing such work as Landlord may desire, in which event Landlord shall use reasonable efforts not to interfere with Tenant's activities at the Demised Premises. Landlord agrees to provide Tenant with reasonable advance notice prior to its entering onto the Demised Premises to perform such work.

      Section 24.02, Landlord's Right to Inspect and Exhibit Signs. Tenant shall permit Landlord or its agents to enter the Demised Premises during business hours on not less than 48 hours prior notice for the purpose of inspecting or showing the Demised Premises to persons wishing to purchase the same and, at any time within one year prior to the expiration of the Term, to persons wishing to rent same; and Tenant shall, within one year prior to the expiration of the Term, permit the usual notice of "To Let", "For Rent" and "For Sale" to be placed at reasonable locations on the Demised Premises and to remain thereon without hindrance and molestation.

I.H.F.&S. M.O.N.L.                                                          5/01

                            ARTICLE XXV - ARBITRATION

      Section 25.01. Method of Arbitrating Disputes; Disputes to be Arbitrated. All disagreements, controversies and disputes (other than with regard to the payment of the Basic Rent and additional rent) between the parties arising out of or related to interpretation, performance, validity or enforcement of any of the provisions of this Lease shall be resolved by arbitration pursuant to the Rules of Commercial Arbitration of the American Arbitration Association. Such arbitration proceedings to be held in the State in which the Demised Premises are located, at the offices of the American Arbitration Association located in the city nearest to the Demised Premises. The parties intend that the scope of matters to be arbitrable is all inclusive, and submission to arbitration is intended to constitute the exclusive remedy available to the parties. The award to the arbitrators shall be binding and conclusive upon the parties and may be entered as a final judgment in any court of competent jurisdiction. The submission to arbitration as contemplated herein and completion of proceedings in arbitration by award of the arbitrators shall be a condition precedent to the right of either party to commence an action with respect to any of such matters in any other court or forum. The parties agree that any arbitration proceeding shall be conducted before a panel of three (3) arbitrators. Nothing contained in this Article XXV shall preclude either party from bringing an action in a court of competent jurisdiction for the sole purpose of seeking equitable relief.

      Section 25.02. No Abatement in Rent Pending Arbitration; Limited Right of Offset After Award. The parties expressly agree that during the pendency of any arbitration proceeding and until such dispute shall have been resolved thereby, Tenant shall continue to pay the Basic Rent and any additional rent stipulated herein without any abatement or deduction. If the dispute as resolved by the Arbitrators results in an award to Tenant, and Landlord does not promptly satisfy the said award in accordance with the terms thereof, then Tenant shall have the right to offset said award against the Basic Rent to become due hereunder; provided, however, that the right of offset is expressly limited to exclude from any right of offset that portion of the Basic Rent necessary to satisfy (i) the mortgage obligations of the Landlord as Mortgagor, to the extent such obligations are set forth in the provisions of the Note and Mortgage; and
(ii) in addition to the amount required under (i) above, such amounts as then may be required to satisfy the obligations of the Landlord in the operation of the Demised Premises under the provisions of this Lease.

                        ARTICLE XXVI - GENERAL PROVISIONS

      Section 26.01. No Waste. The Tenant covenants not to do or suffer any waste or damage, or injury to any building or improvement now or hereafter on the Demised Premises, or the fixtures and equipment thereof, or permit or suffer any overloading of the floors thereof.

      Section 26.02. Landlord's Liability. If Landlord shall breach any of the provisions hereof, Landlord shall only be liable to Tenant for monetary damages and Landlord's liability shall in no event exceed the Landlord's interest in the Demised Premises as of the date of Landlord's breach; and Tenant expressly agrees that any judgment or award which it may obtain against Landlord shall be recoverable and satisfied solely out of the right, title and interest of Landlord in the Demised Premises and Tenant shall have no rights of lien or levy against any other property of Landlord, nor shall any other property or assets of the Landlord be subject to levy, execution or other enforcement proceedings for the collection of any such sums or satisfaction of any such judgment or award.

      Section 26.03. Partial Invalidity. If any term or provision of this Lease or the application thereof to any party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

      Section 26.04. No Waiver. Except as may otherwise be specifically set forth in this Lease, the failure of either party at any time or times, to require performance of any provision(s) of this Lease shall in no manner affect the right at a later time to enforce the same. One or more waivers by either party of the obligation of the other to perform any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition.

      The receipt of rent by the Landlord, with knowledge of any breach of this Lease by the Tenant or of any default on the part of the Tenant in the observance or performance of any of the conditions or covenants of this Lease shall not be deemed to be a waiver of any provision of this Lease. Neither the payment by Tenant of a lesser amount than the installments of Basic Rent, additional rent or of any sums due hereunder, nor any endorsement or statement on any check or in any letter accompanying a check for payment of Basic Rent, additional rent or other sums payable hereunder, shall be deemed to create an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. Neither the acceptance of the keys nor any other act or thing done by the Landlord or any agent or employee during the Term herein demised shall be deemed to be an acceptance of a surrender of said Premises, excepting only an agreement, in writing, signed by the Landlord accepting or agreeing to accept such a surrender.

      Section 26.05. Number and Gender. Wherever herein the singular number is used, the same shall include the plural and the masculine gender shall include the feminine and neuter genders.

      Section 26.06. Successors and Assigns. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

      Section 26.07. Article and Marginal Headings. The article and marginal headings herein are intended for convenience in finding the subject matters, are not to be used in determining the intent of the parties to this Lease.

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I.H.F.&S. M.O.N.L.                                                          6/00

      Section 26.08. Entire Agreement. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way or terminated except by a writing executed by both parties.

      Section 26.09. Obligations also Covenants. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

      Section 26.10. Cost of Performing Obligations. The respective obligations of the parties to keep, perform and observe any terms, covenants or conditions of this Lease shall be at the sole cost and expense of the party so obligated.

      Section 26.11, Remedies Cumulative. The specified remedies to which the Landlord or Tenant may resort under the Terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord or Tenant may be lawfully entitled in case of any breach or threatened breach of any provision of this Lease.

      Section 26.12. Holding Over. If Tenant holds over after the expiration or earlier termination of this Lease, and if Tenant is not otherwise in default hereunder, such holding over shall not be deemed to create an extension of the Term, but such occupancy shall be deemed to create a month-to-month tenancy at a rental rate of 150% of the then current Basic Rent, and on the same terms and conditions as are in effect on the date of said expiration or earlier termination.

      Section 26.13. Utilities.

      (a) Utility Lines. Landlord shall be responsible for bringing all utilities and utility services to the Building and connecting them to the interior lines installed in the Demised Premises. Such utilities shall be gas, water, sewer and electricity. Tenant shall be responsible to bring any other utility, utility service, or communication service to the Demised Premises.

      (b) Utility Charges. Tenant shall undertake and be responsible for having all utilities metered in its name in the Demised Premises and agrees to pay all charges for same directly to the respective utility companies throughout the demised Term. Such utilities include the utilities listed in (a) above as well as any other other utility, utility service, or communication service obtained or used by Tenant or rendered or supplied to Tenant.

      (c) Sprinkler and Security Monitoring Service. Notwithstanding anything herein to the contrary, Tenant shall be required, at its sole cost and expense, to install a Sprinkler Monitoring Service (including a low temperature sensor) with associated key box, Smoke Detectors, and a Security Monitoring Service at the Demised Premises. The parties acknowledge that such installation shall be in accordance with all provisions of this Lease pertaining to construction and alterations in Articles VIII and XXIII except that the aforementioned Sprinkler Monitoring Service and Smoke Detectors shall be installed in accordance with the most recent version of the BOCA National Building Code, unless the governmental authority whose jurisdiction includes the Demised Premises imposes more stringent monitoring requirements on Tenant.

      (d) Common Utilities. Tenant acknowledges that portions of the water line, sanitary sewer and storm sewer serving the Demised Premises are used in common with other tenants of the Building of which the Demised Premises forms a part ("Common Utilities"). The operation, maintenance and repair of the Common Utilities shall be performed by Landlord and the costs thereof shall be charged pro rata to the tenants using the Common Utilities.

      Tenant further acknowledges that portions of the sprinkler system servicing the Demised Premises are used in common with other tenants of the Building of which the Demised Premises forms a part ("Sprinkler System"). Landlord will inspect, service and maintain the Sprinkler System, including the risers, valves and piping. All costs relating to the inspection, service and maintenance of the Sprinkler System, including the costs of any required governmental inspections, permits or approval, will be charged pro rata to the tenants using the Sprinkler System.

      Tenant shall pay to Landlord, as additional rent, its pro rata share of the costs of inspection, servicing, operation, maintenance and repair of the Common Utilities and the Sprinkler System, plus a 15% handling charge, such share to be calculated in accordance with the formula set forth in Section 6.01, except that the denominator shall be the number of square feet affected by the particular inspection, servicing, operation, maintenance and repair being performed. Such additional rent shall be paid to Landlord within ten (10) days of Tenant's receipt of Landlord's invoice for such additional rent.

      Landlord's cost to perform the foregoing shall not include its cost for any office personnel involved in the foregoing.

      The parties further agree that Landlord at his sole cost and expense, shall have the right, at any time, to cause the Sprinkler System for the Demised Premises to be separated. Upon completion of the separation, Tenant shall assume the obligation for maintenance of the Sprinkler System in the Demised Premises as provided in Section 10.02.

      (e) Fire Service Billing. Tenant acknowledges that Tenant shall pay to Landlord, as additional rent, its pro rata share of the Fire Service Billing issued by the Township of Edison for the Building of which the Demised Premises forms a part plus a 10% handling charge, such share to be calculated in accordance with Section 6.01. Tenant shall make payment to Landlord within ten
(10) days of receipt of an invoice for such additional rent.

      See Section 6.07 for Alternate Method of Payment.

      Section 26.14. Signs.

      (a) Erection of Signs. Tenant shall have the right and privilege of erecting signs for advertising purposes in connection with its business at the Demised Premises provided, however, that no sign shall be erected on the roof and that all signs comply with the applicable rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof, and Tenant shall remove same at the expiration or sooner termination of this Lease. Notwithstanding the above, Landlord shall have the right to order the removal of such signs if, in its reasonable judgement, the content or design of said signs are not in harmony with the character of the Building or the surrounding locale. In such case, Tenant shall promptly remove same.

I.H.F.&S. M.O.N.L.                                                          3/00

      (b) Repair of Damage. Tenant shall be responsible for any damage caused by said signs and any damage so caused shall be repaired forthwith at Tenant's sole cost and expense. In the event any sign erected by Tenant is removed during the Term of this Lease or at the expiration or earlier termination thereof, Tenant shall repair any damage whatsoever caused by the removal at Tenant's sole cost and expense.

      Section 26.15. Force Majeure. The period of time during which either party is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, labor difficulties, strikes, lock-outs, civil commotion, acts of God or of the public enemy, governmental prohibitions or preemptions, embargoes, inability to obtain materials or labor by reason of governmental regulations or prohibitions, or other events beyond the reasonable control of that party, as the case may be, shall be added to the time for performance of such act, and that party shall not be liable to the other or in default under this Lease as the results thereof.

      Section 26.16. Vacancy or Abandonment. In the event that the Demised Premises shall become vacant as the result of being vacated or abandoned by Tenant during the Term and such vacancy or abandonment shall exist for a period of two (2) months, Landlord may re-enter the same, either by force or otherwise, without being liable to prosecution therefor and re-let said Demised Premises as agent of Tenant and receive the rent therefor and apply the same first to payment of such expenses as Landlord may be put to in re-entering and then to payment of rent due under this Lease. In addition, such vacancy or abandonment shall constitute a default under Section 21.01. In any event, Tenant shall remain liable for any deficiency.

      Section 26.17. Governing Law. The interpretation and validity of this Lease shall be governed by the laws of the state in which the Demised Premises are located.

      Section 26.18. Brokerage. The parties mutually represent that Binswanger/Klatskin ("Broker") is the sole Broker responsible for introducing the parties in this Lease transaction and Landlord agrees to pay commission on the Lease pursuant to an Agreement entered into with said Broker. Tenant covenants and agrees to hold Landlord harmless from any claim of any other brokers, including any broker Tenant may hire in the future, alleging to be entitled to a commission pursuant to this Lease, or any future modification, amendment, renewal or extension of this Lease.

      Section 26.19. Additional Rent. If Tenant shall be in default under any term, covenant, provision or condition hereof, Landlord, after thirty (30) days notice that Landlord intends to cure such default, or without notice if in Landlord's reasonable judgment an emergency shall exist, shall have the right, but not the obligation, to cure such default, and Tenant shall pay to Landlord upon demand as additional rent the reasonable cost thereof with interest at the Lease Interest Rate (as hereinafter defined).

      Section 26.20. Notice by Tenant to Mortgagee. If required by the holder of a mortgage lien on the Premises (provided Tenant is furnished with written notice of such requirement), Tenant agrees (a) to notify such mortgagee of any alleged default by Landlord in any of the provisions of this Lease; and (b) to allow said mortgagee a reasonable period of time to cure such alleged default.

      Section 26.21. NOT USED.

      Section 26.22. Definitions.

      (a) "Re-enter and Re-entry". The terms "re-enter" and "re-entry" as used in this Lease are nor restricted to their technical legal meaning.

      (b) "Landlord". The term "Landlord" as used in this Lease means only the holder, for the time being, of Landlord's interest under this Lease so that in the event of any transfer of title to the Demised Premises Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder accruing after such transfer, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to observe and perform all obligations of Landlord hereunder arising during the period it is the holder of Landlord's interest hereunder.

      (c) "Lease Interest Rate". The term "Lease Interest Rate", as used in
Section 9.02 and 26.19 of this Lease, shall mean interest at the rate which three percent (3%) in excess of the then current rate of interest charged by the First Union National Bank as its so called "base rate".

      (d) "Index Change". The term "Index Change" shall mean the "all items" portions of the United States Department of Labor Bureau of Labor Statistics Consumer Price Index for urban wage earners and clerical workers (1982-84 = 100) for the city or region closest to the Demised Premises for which an index is prepared for the shortest period for which an index is published which includes the date on which this Lease is signed, divided into the said index for the shortest period for which an index is published which includes the date on which the relevant Renewal Term commences. If the index is no longer published, the index of consumer prices in such city or region most closely comparable to said index, after making such adjustments as may be prescribed by the agency publishing same or as otherwise may be required to compensate for changes subsequent to the Commencement Date, in items included or method of compilation or computation thereof, shall be substituted therefor.

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I.H.F.&S. M.O.N.L.                                                          5/00

      Section 26.23. Late Payment Service Charge. Tenant covenants and agrees to pay to the Landlord a "Late Payment Service Charge" equal to four percent (4%) of any rent payment, or any other payment prescribed herein, which has not been paid in accordance with the terms and conditions of this Lease Agreement. Said "Late Payment Service Charge" shall be paid by Tenant to Landlord promptly upon proper notice and demand therefor.

      Notwithstanding the foregoing, in the event Landlord has delivered to Tenant a First Notice pursuant to Section 21.01 for non-payment of any additional rent and Tenant is contesting the payment of any additional rent in accordance with the provisions of Section 21.01, Landlord agrees not to impose a Late Payment Service Charge until after the expiration of the ten (10) day period following Landlord's Response.

      In the event Landlord has NOT delivered to Tenant a First Notice pursuant to Section 21.01 for non-payment of any additional rent and:

      Tenant is contesting, in good faith, the payment of such additional rent; and

      Tenant has provided Landlord with written notice of such contest within ten (10) days of Tenant's receipt of Landlord's invoice; and

      Such written notice contains the basis for Tenant's contest, including any and all required supporting documentation; and

      Tenant diligently prosecutes such contest in an expeditious manner;

then Landlord shall delay exercising its right to impose a Late Payment Service Charge on contested additional rent payments for a period of fifteen (15) days after Landlord's receipt of Tenant's contest notice.

      Section 26.24. NOT USED.

      Section 26.25. Design and Construction Requirements. All requirements promulgated by any Federal, State or local governmental authority, including without limitation, under the Occupational Safety and Health Act (OSHA), the Spill Compensation and Control Act, the Industrial Site Recovery Act (ISRA) and all applicable building and fire safety codes with respect to Tenant's use and occupancy of the Demised Premises, including storage arrangements and/or racking systems, shall be the sole responsibility of the Tenant, except that Landlord warrants that the Premises are in compliance with design and construction requirements which are of general application at the Commencement Date of the Lease Term for light industrial type buildings, unless otherwise stated in this Lease, without regard to any specific use thereof (notwithstanding that such use may be for the purposes herein permitted or may have been consented to by Landlord).

      Section 26.26. Information for Mortgagee. The Tenant shall furnish to the Landlord any data or information which the Landlord shall reasonably require in his preparation of applications for mortgage financing, or as may be required by the mortgagee from time to time throughout the Term of this Lease.

      Section 26.27. Inspection by Landlord. The Tenant agrees that Landlord, its agents and other representatives, shall have the right to enter into and upon said Premises, or any part thereof, at all reasonable hours, for the purpose of examining the same upon reasonable advance notice not less than 24 hours, except in the event of emergency, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly disturbing the operations of Tenant.

      Section 26.28. Submission. Submission of this Lease for examination or signature of Tenant does not constitute an offer, reservation of, or option to lease; and this Lease will not be effective or binding upon the parties as a lease or otherwise, until execution and delivery by both Landlord and Tenant.

      Section 26.29. Environmental Covenants.

      (a) Tenant covenants not to discharge any "Hazardous Substances" or "Hazardous Wastes" (as said terms are defined in ISRA and/or Spill Compensation and Control Act) upon the Premises or any adjacent lands. In the event of any such discharge, Tenant shall immediately notify Landlord, and shall, at Tenant's sole cost and expense, immediately take any and all actions required by law.

      (b) Tenant agrees to conduct any and all environmental testing and sampling required by ISRA, if applicable, not more than six months, or less than two months, before the earlier of (i) the anticipated termination date of this Lease, or (ii) the date on which Tenant intends to "close, terminate or transfer operations" at the Premises (as those terms are defined in ISRA and/or in the regulations promulgated pursuant thereto). Tenant shall notify Landlord at least seven days in advance of any such testing or sampling and permit Landlord or its representatives to observe all testing and sampling activities. Tenant shall provide to the Landlord, within seven days from Landlord's request the following:

      (1) the name, address and telephone number and primary contact name of Tenant's environmental testing or sampling consultants or contractors; and

      (2) written authorization to such consultant or contractor to communicate freely with Landlord or its environmental consultants and to provide to Landlord or its environmental consultants, copies of all written materials relating to the Premises.

      Landlord agrees to obtain, on Tenant's behalf, if applicable, a Letter of Non-Applicability ("LNA") from the New Jersey Department of Environmental Protection and Energy at or near the end of Term. Tenant agrees to cooperate with Landlord in obtaining said LNA. Tenant also agrees to pay to Landlord the filing fee for said LNA within ten (10) days of Tenant's receipt of an invoice for same.

      (c) Tenant agrees to remove and clean-up any Hazardous Substances or Hazardous Wastes prior to cessation of operation or termination of this Lease. In the event that the clean-up is not completed prior to the termination date of this Lease, Tenant shall be deemed to be a Hold Over in accordance with Section
26.12 and all the obligations of Tenant under the Lease, including, but not limited to, the Tenant's obligation to pay Basic Rent and any additional rent shall continue until completion of the clean-up and receipt of written approval of such completion from the governmental authority(ies) having jurisdiction thereof; provided, however, that Tenant's rights under the Lease shall be limited to a right of access for the sole and limited purpose of completing the required clean-up.

I.H.F.&S. M.O.N.L.                                                         10/93

      (d) Landlord shall have the right to inspect the Premises and surrounding lands and waters and to conduct environmental surveys and testing of any nature whatsoever (collectively "Inspection"), at any time. Landlord's right to conduct Inspection shall include, without limitation, a right of access to all portions of the Premises for testing and a right to inspect all of Tenant's raw materials, processes, work in process, finished products, machinery, waste disposal procedures, waste disposal equipment and waste materials, and the right to remove samples of any of the foregoing for analysis. In addition, Tenant shall, upon request by Landlord, supply to Landlord, in writing, a listing of all of Tenant's raw materials and intermediate and finished products, if applicable, and a listing of any Hazardous or Toxic Substances or Wastes generated, manufactured, refined, treated, stored, handled or disposed of on or from the Demised Premises at any time during the Term hereof. Landlord shall pay the cost of such Inspection unless any one or more of the following conditions are applicable, in which event the entire cost and expense of the Inspection shall be borne by the Tenant:

      (1) the Inspection occurs within six months prior to, or within a reasonable time after, (i) the termination date of the Lease or the closure, termination or transfer of operations at the Premises and Tenant has failed to provide such testing as required in subsection
            (b) above; (ii) the assignment or sublease of all or a portion of the Premises by Tenant; or (iii) the termination of any such assignment or sublease; or

      (2) the Inspection is required by any governmental authority having jurisdiction ("Environmental Regulator"); or

      (3) the Inspection reveals any unlawful environmental contamination of or discharge on the Premises; or

      (4) the Inspection is the result of or in response to any discharge, spill or contamination of the Premises, or any clean-up of any of the foregoing.

      As used herein, the costs and expenses of Inspection includes all costs directly or indirectly related to such Inspection, or as may be required by any Environmental Regulator in the formulation of a clean-up plan or otherwise.

      Except in the case of an emergency, Landlord agrees to provide Tenant with written notice prior to entering onto the Demised Premises to perform an Inspection. Landlord further agrees not to perform any Inspection unless:

      it has a good faith belief that the Demised Premises contains the existence of Hazard Substances; or

      the Inspection is required by the mortgagee; or

      the Inspection is required by any governmental agency having jurisdiction.

      (e) Landlord shall have the right of injunctive relief to enforce any and all of Tenant's obligations under this Section.

      (f) Landlord shall have the right to remedy, at Tenant's sole cost and expense, which shall be due from Tenant upon demand as additional rent, any environmental contamination revealed by any Inspection or clean-up required by any Environmental Regulator.

      (g) All rights and remedies of the Landlord under this Section are cumulative and in addition to any other rights or remedies provided to Landlord elsewhere in this Lease or pursuant to applicable law. In the event of any conflict between the provisions of this Section and the other provisions of this Lease, the provision which gives the greater protection to the Landlord shall control.

      (h) Notwithstanding any provision in this Section 26.29 to the contrary, Landlord agrees that Tenant shall not be responsible for:

      1. any Hazardous Substances or Hazardous Wastes which is existing on the Demised Premises prior to Tenant's occupancy; or

      2. any contamination of the Demised Premises caused by Landlord, his agents, invitees, licensees, employees or anyone acting under his control or authority; or

      3. any Hazardous Substances or Hazardous Wastes on the Demised Premises caused by any third party tenants Landlord has given the right to use any of the Common Drive Easements existing on the Demised Premises; or

      4. Subterranean contamination of ground, water or soil which is not the result of a contamination source which is located within the Demised Premises or is in any way related to Tenant's operations at the Demised Premises.

      Tenant shall only be relieved of its responsibilities as set forth in this
Section 26.29(h) if Tenant provides Landlord with notice of its discovery of any such contamination within three (3) business days of Tenant's actual discovery of such contamination.

      Section 26.30. Tests Prior To Commencement. Prior to the Commencement Date, the Landlord, at its own cost and expense, shall cause the Demised Premises to be inspected by an environmental testing consultant who shall make such tests as he shall deem reasonable so that he may issue to Landlord and Tenant a report confirming that as of the Commencement Date of this Lease the Demised Premises are in compliance with applicable governmental regulations.

      Section 26.31. Fit and Finish. The parties herein acknowledge that they have inspected several buildings constructed and leased by the Landlord to others. The parties agree that the fit and finish of the Demised Premises shall be substantially equal to the quality of those which they have inspected.

I.H.F.&S. M.O.N.L.                                                          2/99

                            ARTICLE XXVII - SECURITY

      Section 27.01. Security Deposit.

      (a) Tenant hereby agrees to deliver to Landlord upon execution of this Lease Agreement, as security, an irrevocable letter of credit to be issued by a United States financial institution reasonably satisfactory to Landlord, in favor of Landlord, in the amount of $48,500.00 (hereinafter "Letter of Credit"). The Letter of Credit shall be substantially in the form annexed hereto marked Exhibit C (with such changes as may be reasonably required by the issuing financial institution) and by its terms shall expire no earlier than one year after the date of its issuance, subject to automatic renewal as set forth below.

      (b) It is the intention of the parties hereto that during the original Term and any renewal term(s), the Landlord shall have in its possession a valid, unexpired, irrevocable Letter of Credit as prescribed herein. In order to implement this intention, the Letter of Credit shall be automatically renewed upon its "original expiration date", or any "renewal expiration date" as the case may be. Such automatic renewals shall be for additional one year periods and shall continue until thirty (30) days after the expiration of the original Term and any renewal term(s) of this Lease.

      (c) Failure of Tenant to deliver the Letter of Credit as required by subsection (a) above, or to renew the Letter of Credit as required by subsection
(b) above, shall constitute a default under this Lease; and upon such event, and in the event said default is not cured within five (5) business days after written Notice thereof, Landlord shall be entitled to draw the full amount of the Letter of Credit and to hold the cash realized thereby as security under this Lease.

      (d) Notwithstanding anything to the contrary contained in this Section 27.01, if Landlord shall present the Letter of Credit for payment, Landlord shall, on the day it presents such Letter of Credit for payment, deliver to Tenant a copy of the certificate required to be delivered by Landlord under such Letter of Credit. If Tenant's default described in Section 27.01(c) is limited to the failure to renew the Letter of Credit, as stipulated in Section 27.01(b), then, if the Lease is in full force and effect, the Landlord shall forthwith return to Tenant all monies paid to Landlord under the said Letter of Credit, upon delivery of a renewal Letter of Credit.

      Section 27.02. Purpose. In the event that Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to payment of Basic Rent and any additional rent, Landlord shall be entitled to draw the full amount of the Letter of Credit and to hold the cash realized thereby as security under this Lease and use, apply or retain the cash realized for payment of any such Basic Rent and any additional rent in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant's default, including any damages or deficiency in the reletting of the Premises, whether such damage or deficiency may accrue before or after summary proceedings or other re-entry by Landlord. The use by Landlord of all or any part of the security so deposited is not intended to be a form of liquidated damages and such use shall not release Tenant from liability for the full amount of any and all expenses incurred by Landlord by reason of Tenant's default hereunder and shall not be a waiver by Landlord of any other remedies granted to it under this Lease.

      Within ten (10) days after Landlord shall have drawn against the Letter of Credit by reason of a default by Tenant and shall have notified Tenant of such draw, Tenant shall either (a) procure an amendment from the issuing bank reinstating the Letter of Credit in the full amount required to be maintained hereunder, or (b) notify Landlord that Tenant denies that a default has occurred in which event Tenant shall forthwith commence an action (the "Proceeding") for a determination of the existence or nonexistence of such default. Tenant agrees to continue to pay Basic Rent, additional rent and all other amounts due under this Lease when due without abatement, setoff or deduction during such Proceeding.

      In the event the initial determination of the Proceeding is in favor of the Landlord, Tenant shall, within ten (10) days of such initial determination,
(a) procure an amendment from the issuing bank reinstating the Letter of Credit in the full amount required to be maintained hereunder, and (b) pay to Landlord all the fees and expenses incurred by Landlord in connection with the Proceeding. In the event a final determination of such Proceeding is in favor of the Tenant, Landlord shall, within ten (10) days after such final determination
(a) pay to the issuing bank the amount of monies previously drawn by Landlord against the default which was alleged to have occurred, at which time Landlord shall receive an amendment from the issuing bank reinstating the Letter of Credit in the full amount required to be maintained hereunder, and (b) pay to Tenant all fees and expenses incurred by Tenant in connection with the Proceedings.

      Landlord agrees to return to Tenant all monies paid to Landlord under the said Letter of Credit which exceed the amount of Tenant's default within ten
(10) days of Landlord's receipt of an amendment from the issuing bank reinstating the Letter of Credit in the full amount required to be maintained hereunder, as aforesaid.

      Section 27.03. No Interest on Return. In the event that Tenant shall fully and faithfully comply with the terms, provisions, covenants and conditions of this Lease, the security or any balance thereof shall be returned to Tenant after the time fixed as the expiration of the Term. Tenant shall not be entitled to any interest on the aforesaid security.

      Section 27.04. Consequence of Assignment. In the absence of evidence satisfactory to Landlord of any assignment of the right to receive the security, or the remaining balance hereof, Landlord may return the security to the original Tenant, regardless of one or more assignments of the Lease itself. In the event Landlord shall not have received such satisfactory evidence of any such assignment, Landlord shall be relieved and released from any such obligation if such payment is made to the Tenant herein named in this Lease.

      Section 27.05. Consequence of Sale. In the event of a bona fide sale, subject to this Lease, Landlord shall transfer the security to the vendee for the benefit of Tenant, and Landlord shall have the right to transfer the security to the vendee for the benefit of Tenant, and Landlord shall be considered released by Tenant from all liability for the return of such security, and Tenant agrees to took solely to the new Landlord for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new landlord.

      Section 27.06. Mortgagee Not Responsible. No holder of a mortgage on the Premises shall be responsible in connection with the security deposited hereunder, by way of credit or payment of any rent or otherwise, unless such mortgagee actually shall have received the security deposited hereunder. The security deposited under this Lease shall not be mortgaged, assigned or encumbered by Tenant.

      Section 27.07. Default. It is expressly understood and agreed that the issuance of a warrant for possession in summary proceedings or the entry of a judgment for possession upon Landlord's complaint in a plenary action or the re-entering of said Premises by Landlord for any default on the part of Tenant prior to the expiration of the Term shall not be deemed such a termination of this Lease as to entitle Tenant to the recovery of the said security; that any unapplied portion of said deposit shall be retained and remain in the possession of Landlord until the end of the Term hereinbefore stated.

                  ARTICLE XXVIII - SPECIAL TENANT IMPROVEMENTS

      Section 28.01. Special Tenant Improvements. Landlord and Tenant hereby acknowledge that Tenant's use and occupancy of the Demised Premises requires the installation of certain improvements as more particularly set forth in Section
28.02 ("Special Tenant Improvements"). The Special Tenant Improvements are in addition to the Work To Be Performed By Landlord, as set forth in Section 3.02 above.

      Section 28.02. Scope of Work. Landlord and Tenant hereby agree that the scope of work of the Special Tenant Improvements shall be as follows:

      1.    Modify the exisitng main office area by:

            a. removing approximately 118 lineal feet of partition walls, as shown on the Plans.

            b. closing three (3) existing door openings at locations shown on the Plans.

            c. installing five (5) new door openings at locations shown on the Plans.

            d. installing approximately 56 lineal feet of walls, as shown on the Plans.

            e. modifying the existing HVAC ducts, sprinkler, acoustic ceiling tile, plumbing and electrical systems to conform to new office layout.

      Section 28.03. Payment. The parties hereto agree that Tenant shall pay to Landlord, as additional rent, the sum of $48,500.00 which sum represents reimbursment to Landlord of Landlord's cost for the installation of the Special Tenant Improvements.

      The reimbursment shall be paid to Landlord over ten (10) years with interest at the rate of 10.0% per annum in one hundred twenty (120) consecutive equal monthly payments of $640.93 ("Special Additional Rent").

      Upon the execution of this Lease, Tenant shall pay to Landlord a deposit in the amount of the first monthly installment of Special Additional Rent which deposit shall be held by Landlord as additional security for Tenant's performance of this Lease and applied by Landlord against the first monthly installment of Special Additional Rent due on the Commencement Date. Thereafter, payments shall be made simultaneously with monthly Basic Rent payments.

      Section 28.04. Pre-Payment. Tenant shall have the right to prepay the unpaid principal balance of the Special Additional Rent at any time with no penalty.

      Section 28.05. Removal of Special Tenant Improvements. Landlord and Tenant hereby acknowledge that the Special Tenant Improvements installed by Landlord shall become part of the real estate and may not be removed by Tenant at any tine during the Term of the Lease, any renewals thereof, or upon expiration of this Lease.

      Section 28.06. Non-Exercise of Right of Renewal. Notwithstanding anything to the contrary contained above, in the event Tenant does not exercise its first and/or second Right(s) of Renewal as provided in Section 2.02 above, the parties hereto agree that the then remaining principal balance of the Special Tenant Improvement Costs, plus all accrued interest, will become due and payable on the first day of the 57th month of the initial Term or the first day of the 33rd month of the first renewal period, as the case may be.

      Section 28.07. Default. Failure by Tenant to make the monthly Special Additional Rent payments when due, or failure by Tenant to pay the then remaining principal balance of the Special Tenant Improvement Costs, plus all accrued interest, due upon Tenant's non-exercise of its first and/or second Right(s) of Renewal as set forth in Section 28.05 above, shall be deemed a default pursuant to Article XXI hereof, and Landlord shall be entitled to all remedies contained in Article XXI, including, but not limited to, presenting the Letter of Credit for payment in accordance with the provisions of Article XXVII.

      Tenant's Representation. Tenant hereby represents and warrants to Landlord that the following persons constitute the holders of all of the outstanding equity interests and voting power of Tenant as of the date hereof:

      ----------------------------------      ----------------------------------

      ----------------------------------      ----------------------------------

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written

                                   TWO SEVENTY - M - EDISON, LANDLORD
                                     by: Isaac Heller, Managing Partner
                                       by HELLER INDUSTRIAL PARKS, INC., MANAGER
Attest:


                                     by:
                                        ----------------------------------
-------------------------------
                      Secretary

                                     TENANT:
                                       UNITED NATURAL TRADING CO.
                                     -------------------------------------

Attest:

/s/ Kathleen Matyi                   BY: /s/ [ILLEGIBLE]
--------------------------------         ---------------------------------
                                         President

      Guarantee. In consideration of the signing of this Lease, United Natural Foods, Inc., a Delawre corporation with a mailing address of 260 Lake Road, Dayville, Connecticut 06241 ("GUARANTOR") does hereby guarantee to the Landlord, its heirs, executors, administrators, successors and assigns, Tenant's compliance with the terms and conditions of this Lease, as it may be amended from time to time, including, but not limited to, the due, regular and punctual payment by Tenant of the Basic Rent, additional rent and all other amounts due.

ATTEST:                            United Natural Foods, Inc.
                                   ---------------------------------------
                                   GUARANTOR

/s/ Kathleen Matyi                 by: /s/ Daniel V. Atwood
--------------------------------       -----------------------------------
                                       Secretary

I.H.F.&S. M.O.N.L.                                                          5/01

                                   EXHIBIT "B"

Township of Edison, County of Middlesex, State of New Jersey

Being a portion of Lot 30, in Block 375-BB, as shown on a map entitled Tax Map of The Township of Edison

      The said Demised Premises consist of a portion of the one-story building located upon the land above described. The said building encloses a total area of 270,000 square feet.

      The portion of the building and the office space demised herein, as more particularly shown on the Plans and Exhibit A consists of 110,125 square feet.

      The land demised includes all of the land under the portion of the building demised and additional lands as is more particularly shown outlined in red within the Lease Line on Exhibit A, subject to the use, by various tenants of the building of which the Demised Premises forms a part, of Common Drive Easement 'A', Common Drive Easement 'B' and Common Drive Easement 'C', as shown on Exhibit A, and further subject to the use, by various tenants of a building on the adjacent parcel, of Common Drive Easement 'A' and Common Drive Easement 'B'.

      This demise is subject to the following Permitted Exceptions:

      (a) 50 foot setback line;

      (b) A servitude of the public in and to that portion of the Premises that lies within Executive Avenue;

      (c) Restrictions to run with the land as follows:

            (i) No building shall at any time be erected on the Premises unless such building shall be set back not less than: 110 feet from the southerly property boundary, 175 feet from the westerly property boundary, 45 feet from the northerly property boundary and 130 feet from the easterly property boundary.

            (ii) All buildings erected on the property shall be of masonry construction or its equivalent. All walls facing public roadways and the first bay on each side of such walls shall be finished with face brick, natural stone, architecturally treated concrete panels, e.g. stucco, modern metal paneling or glass. Other walls shall be faced with common brick, concrete block, or concrete panel construction or its equivalent.

            (iii) All areas in the setbacks required by these restrictions shall be used either for open landscaped and green areas, driveways or for service access to the building or as a paved parking area subject to applicable law. The said landscaped and green areas shall be properly maintained in a sightly and attractive condition.

            (iv) Water tower, water tanks, stand pipes, penthouses, elevators or elevator equipment, stairways, ventilating fans or similar equipment required to operate and maintain the building, fire or parapet walls, skylight, tanks, cooling or other towers, wireless radio or television masts, flagpoles, chimneys, smoke stacks, gravity flow storage and mixing towers or similar structures may exceed a height of fifty (50) feet from the established building grade only with the written approval of the Landlord.

            (v) In addition to such easements as shall have been reserved by Landlord as provided herein, Landlord excepts and reserves for itself non-exclusive easements under and through the above designated set-back areas, as well as through the bar joists and trusses within the Demised Premises, for constructing, erecting, maintaining and operating facilities, including wires and conduits for lighting and power, telephone wires, signs, gas and water lines, railroad tracks, sanitary and storm sewer lines and drains, all of which facilities are hereinafter referred to as Utilities, and the Landlord may grant and convey easements to others for such purposes. All contracts for the installation and maintenance of such Utilities shall provide, inter alia, that the surface of the Premises shall be restored in harmony to its condition existing prior to work performed thereon, and so as not to interfere with Tenant's operations.

            (vi) Outdoor storage areas shall be effectively screened from streets upon which the Premises may have frontage by a wall, fence, shrubs, hedges or other foliage, all of which shall be properly maintained in a sightly and attractive condition.

            (vii) Neither the Premises nor any portion of thereof shall be used or maintained as a dumping ground for rubbish, trash garbage or other waste, which shall be kept in sanitary containers and regularly taken away from the Premises. All equipment for the storage or disposal of such material shall be kept in a clean and sanitary condition and shall be effectively screened from streets upon which the Premises may have frontage by a wall, fence, shrubs, hedges or other foliage all of which shall be properly maintained in a sightly and attractive condition.

            (viii) The Premises shall not be used in any manner which will permit dust, noxides, odors, fumes or harmful airborne particles or gases which might contaminate, damage or injure persons or property to emanate or to be emitted from any structure or facility on the Premises.

            (ix) The Premises shall not be used in any manner which will permit solid or liquid contaminates to be put upon the land either under the building(s) or outside of the building(s). No washing, repairing or servicing of tractors and/or trailers will be permitted at the Demised Premises. No underground storage tanks, wells, cisterns, pipes or other similar structures shall be constructed without prior written approval of the Landlord. No pumping of underground water shall be permitted.

            (x) Upon any breach by the Tenant of any of the foregoing covenants or conditions, Landlord shall have a remedy of injunctive relief in addition to all other remedies available to Landlord under applicable law. It is understood, however, that the breach of any of the foregoing covenants, conditions and restrictions shall not defeat or render invalid the lien of any mortgage on the Premises made in good faith and for value; provided, however, that any breach or continuance thereof may be enjoined, abated or remedied by the proper arbitration proceedings as aforesaid and provided further, that each and all of the foregoing covenants, conditions and restrictions shall at all times remain in full force and effect against said Premises or any part thereof, title to which is obtained by foreclosure of any such mortgage.

            (xi) Reference in these restrictions and conditions to Landlord or Tenant shall include their respective heirs, executors, administrators, successors and assigns.

      (d) Such facts as an accurate survey may disclose provided there is nothing revealed thereby which would prohibit the use and occupancy by Tenant in accordance with the provisions of this Lease.

      (e) Lien of Mortgage dated October 20, 2000 to Massachusetts Mutual Life Insurance Company recorded in the official records in the Middlesex County Clerks Office on October 20, 2000 in Mortgage Book 6410, Page 459.

      (g) Common Electric & Sprinkler Room and the Common Sprinkler Room, both shown on Exhibit "A" and access thereto is subject to use in common with others who lease a portion or portions of the Building of which the Demised Premises forms a part.

I.H.F.&S. M.O.N.L.                                                          2/99

                                    EXHIBIT C

                           APPROPRIATE BANK LETTERHEAD

Jeffrey J. Milanaik
President
Heller Industrial Parks, Inc.
205 Mill Road
Edison, New Jersey 08837

Dear Sir:

      At the request of UNITED NATURAL TRADING CO. we hereby establish our Irrevocable Letter of Credit No. ______ in favor of the Landlord under the lease agreement described below, in the amount of U.S.$ 48,500.00 (Forty Eight Thousand, Five Hundred and Zero/100 Dollars) effective upon the date hereof and expiring at our main office, ____________________________________ on
___________________________.

      Funds under our Irrevocable Letter of Credit are available to you against your sight draft on us accompanied by a certificate of an authorized representative of the beneficiary stating that: (i) an uncured default or defaults exist, under a certain Lease Agreement dated _______________________ between TWO SEVENTY - M - EDISON, as Landlord and UNITED NATURAL TRADING CO., d/b/a HERSHEY IMPORT CO., INC., as Tenant, and specifying and describing such default or defaults; (ii) a copy of the above certificate has been delivered to Tenant at the Demised Premises, or if Tenant no longer occupies the Demised Premises, then at such location as Tenant is then located.

      It is a condition of this Letter of Credit that it shall be automatically renewed, for a period of one (1) year from the present or any future expiration date, unless at least sixty (60) days prior to such expiration date, we notify you by Certified Mail, Return Receipt Requested, that we elect not to renew.

      If we receive such certificate and your draft on or before the close of business on the date of expiration of this Letter of Credit, we will forthwith honor the draft.

      This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit may be referred to; or to which this Letter of Credit relates; and any such reference shall not be deemed to incorporate herein by reference any document or instrument.

                                          Very truly yours,

                                          APPROPRIATE BANK

                                          APPROPRIATE SIGNATURE

I.H.F.&S. M.O.N.L.                                                          5/00

                                    EXHIBIT D

RECORD AND RETURN TO:

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, Massachusetts 01111-0001

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

      THIS AGREEMENT, made and entered into as of the ______ day of _______, 2001 by and between Massachusetts Mutual Life Insurance Company, with a principal office at 1295 State Street, Springfield, Massachusetts 01111-0001 (hereinafter called "Mortgagee"), Two Seventy - M - Edison, with a principal office at 205 Mill Road, Edison, New Jersey 08837 (hereinafter called "Lessor") and Legion Paper Corp. having its principal office at ______________________ (hereinafter called "Lessee")

                              W I T N E S S E T H:

      WHEREAS, Lessee has by a written lease dated ________________ as amended by ________________ (hereinafter called the "Lease") leased from Lessor all or part of certain real estate and improvements thereon located in the Township of Edison, County of Middlesex and State of New Jersey as more particularly described on Exhibit A attached hereto (the "Demised Premises"); and

      WHEREAS, Lessor is encumbering the Demised Premises as security for a loan in the original amount of $_______ from Mortgagee to Lessor (the "Mortgage"); and

      WHEREAS, Lessee, Lessor, and Mortgagee have agreed to the following as respects their mutual rights and obligations pursuant to the Lease and the Mortgage;

      NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

      (1) Lessee's interest in the Lease and all rights of Lessee thereunder, including any purchase option, if any shall be and are hereby declared subject and subordinate to the Mortgage upon the Demised Premises and its terms, and the term "Mortgage" as used herein shall also include any amendment, supplement, modification, renewal or replacement thereof.

      (2) In the event of any foreclosure of the Mortgage or conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace period under the Lease and the Lease shall then be in full force and effect, then Lessee shall not be made a party in any action or proceeding to remove or evict Lessee or to disturb its possession, nor shall the leasehold estate of Lessee created by the Lease be affected in any way, and the Lease shall continue in full force and effect as a direct lease between Lessee and Mortgagee.

      (3) After the receipt by Lessee of notice from Mortgagee of any foreclosure of the Mortgage or any conveyance of the Demised Premises in lieu of foreclosure, Lessee will thereafter attorn to and recognize Mortgagee or any purchaser from Mortgagee at foreclosure sale or otherwise as its substitute lessor, having thus attorned, Lessee's possession shall not thereafter be disturbed, providing, and as long as, it shall continue to timely pay all rentals under the Lease, and otherwise observes or performs the covenants, terms and conditions of the Lease.

      (4) Lessee shall not prepay any of the rents under the Lease more than one month except with the prior written consent of Mortgagee.

      (5) In no event shall Mortgagee be liable for any prior act or omission of the Lessor, nor shall Mortgagee be subject to any offsets or deficiencies which Lessee may be entitled to assert against the Lessor as a result of any act or omissions of Lessor occurring prior to Mortgagee's obtaining possession of the premises.

      (6) No conveyance by Lessor of its interest in the Demised Premises or any part thereof to Lessee, shall, insofar as Mortgagee is concerned, cause the fee estate and the Lessee's leasehold estate created by the Lease to merge, rather said estate shall remain separate and distinct notwithstanding the vesting of the Leasehold and fee estates in any single person or entity by reason of such conveyance or otherwise.

      (7) The Lease may not be amended, altered or terminated without the prior written consent of Mortgagee.

      (8) This Agreement and its terms shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation, any purchaser at any foreclosure sale.


PREPARED BY: ______________

I.H.F.&S. M.O.N.L.                                                          5/00

      IN WITNESS WHEREOF, this Agreement has been fully executed under seal on the day and year first above written


TWO SEVENTY - M- EDISON, LESSOR        MASSACHUSETTS MUTUAL LIFE INSURANCE
  by: ISAAC HELLER, Managing Partner   COMPANY, MORTGAGEE
     by HELLER INDUSTRIAL PARKS, INC.,
MANAGER                                by: David L. Babson & Company., Inc., its
                                       authorized agent

by:__________________________________
                          President

                                       by::_____________________________________

_____________________________, LESSEE


by::_________________________________


MASSACHUSETTS    )
                 )     SS.
________________ )

      On this _________ day of __________, 2001 before me, a Notary Public in and for said County, personally appeared _____________________________ to me personally known to be the identical person whose name is subscribed to the instrument as an officer herein named, who being by me duly sworn did say that he/she is the __________________________ of David L. Babson & Company Inc., a corporation, authorized agent for Massachusetts Mutual Life Insurance Company, Mortgagee, and that the seal affixed to said instrument is the seal of said corporation, and that said instrument was signed and seated on behalf of said corporation in its capacity as authorized agent by authority of Mortgagee's Board of Directors and the aforesaid officer acknowledged the execution of said instrument to be the voluntary act and deed of said corporation in its capacity as authorized agent of Mortgagee, by it and by him/her voluntarily executed.


                        _______________________________________________________
                        Notary Public in and for           County, Massachusetts


NEW JERSEY       )
                 )     SS.
MIDDLESEX        )

      On this _________ day of __________, 2001 before me, a Notary Public in and for said County, personally appeared _____________________________ to me personally known to be the identical person whose name is subscribed to the instrument as an officer herein named, who being by me duly sworn did say that he/she is the __________________________ of Heller Industrial Parks, Inc., a New Jersey corporation, manager for Two Seventy - M - Edison, a New Jersey general partnership, Lessor, and that said instrument was signed on behalf of said partnership by authority of Lessor's managing partner, and the aforesaid officer acknowledged the execution of said instrument to be the voluntary act and deed of said partnership, in its capacity as manager of Lessor, by it and by him/her voluntarily executed.

                        _______________________________________________________
                        Notary Public in and for Middlesex County, New Jersey

                 )
                 )     SS.
                 )

      On this ________ day of _________, 2001 before me, a Notary Public in and for said County. personally appeared _______________________________ to me personally known to be the identical person whose name is subscribed to the instrument as an officer for the Lessee herein named, who being by me duly sworn did say that he/she is the _______________________ of _______________________, a
___________________ corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and the aforesaid officer acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him/her voluntarily executed.


                        _______________________________________________________
                        Notary Public in and for           County,


                                       -2-